UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.       )

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GROUP 1 AUTOMOTIVE, INC.

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TOYOTA
GROUP 1

GROUP 1

Notice of Annual Meeting & 2025 Proxy Statement

Our Core Values

Integrity
We conduct ourselves with the highest level of ethics both personally and professionally when we sell to and perform services for our customers without compromising our honesty.

Respect
We treat everyone, customers and colleagues alike, with dignity and equality.

Teamwork
We put the interest of the group first, before our individual interests, as we know that success only comes when we work together.

Transparency
We promote open and honest communication between each other and with our customers.

Professionalism
We set our standards high so that we can exceed expectations and strive for perfection in everything we do.

Notice of 2025 Annual Meeting of Shareholders

PLACE
Our 2025 Annual Meeting will be held in a virtual-only format at:
www.virtualshareholdermeeting.com/GPI2025
DATE AND TIME
May 13, 2025
9:00 a.m. Central Daylight Saving Time
Your vote is very important. Please submit your proxy card or voting instruction form as soon as possible.

Who may vote
If you owned shares of Group 1 Automotive, Inc. (the “Company” or “Group 1”) common stock at the close of business on March 19, 2025, you are entitled to receive this Notice of the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and to vote at the meeting, either during the virtual meeting or by proxy.
How to attend
To be admitted to the 2025 Annual Meeting, enter the 16-digit voting control number found on your proxy card, voting instruction form, or email notification. You can find detailed instructions on pages 71-72 of this Proxy Statement.
Please review this Proxy Statement and vote in one of the four ways shown to the right under “Voting Methods Available to You.”
Houston, Texas
April 4, 2025
By Order of the Board of Directors
Gillian A. Hobson
Senior Vice President, Chief Legal Officer and Corporate Secretary

AGENDA

1	Election of Nine Directors
2	Advisory Vote to Approve Executive Compensation
3	Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm
4	Approve an Amendment to the Certificate of Incorporation to Eliminate Supermajority Requirements
5	Shareholder Proposal: Simple Majority Vote

VOTING METHODS AVAILABLE TO YOU

Internet Visit the website shown on the proxy card (www.proxyvote.com), voting instruction form or electronic communications.

Telephone Call the telephone number identified in your proxy card, voting instruction form or electronic communications.

Mail Sign, date and return your proxy card or voting instruction form in the enclosed envelope.

During the Meeting Attend the 2025 Annual Meeting online. See pages 71-72 for instructions on how to attend and vote online.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	i

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 13, 2025. This Notice of the 2025 Annual Meeting of Shareholders and Proxy Statement, as well as the Company’s 2024 Annual Report, are available free of charge at www.proxyvote.com. References in either document to our website are for the convenience of readers, and information available at or through our website is not a part of, nor is it incorporated by reference in, the Proxy Statement or the 2024 Annual Report.
The Board of Directors of Group 1 (the “Board”) is soliciting proxies to be voted at our 2025 Annual Meeting of Shareholders on May 13, 2025, and at any postponed or reconvened meeting. We expect that the proxy materials or a notice of internet availability will be mailed and made available to shareholders beginning on or about April 4, 2025. At the meeting, votes will be taken on the matters listed in the Notice of 2025 Annual Meeting of Shareholders.

ii	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Proxy Summary

This section highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and our 2024 Annual Report before voting your shares.
Annual Meeting Agenda

		Board Recommendation	Page Number
Proposal 1:	Election of Directors	FOR each director nominee	7
Proposal 2:	Advisory Vote to Approve Executive Compensation	FOR	30
Proposal 3:	Appoint Deloitte & Touche LLP to Serve as Independent Auditor for 2025	FOR	65
Proposal 4:	Approve an Amendment to the Certificate of Incorporation to Eliminate Supermajority Requirements	FOR	67
Proposal 5:	Shareholder Proposal: Simple Majority Vote	AGAINST	69
2024 Performance Highlights

Financial Performance
Achieved all-time record revenues of $19.9 billion, an 11.5% increase compared to 2023, driven by acquisition activity.
Achieved all-time record gross profit of $3.2 billion and parts and service gross profit of $1.4 billion, a 7.3% and a 12.6% increase, respectively, compared to 2023.
Achieved all-time record new and used vehicle units sold, a 16.0% and a 11.7% increase, respectively, compared to 2023.

Diluted earnings per common share from continuing operations of $36.72 and adjusted diluted earnings per common share from continuing operations* of $39.21, a 14.1% and an 11.4% decrease compared to 2023, respectively. The declines are primarily due to the anticipated moderation of new vehicle retail margins during the period.

Net income from continuing operations of $497.0 million and adjusted net income from continuing operations* of $530.6 million, a 17.4% and a 14.9% decrease compared to 2023, respectively. The declines are primarily due to the anticipated moderation of new vehicle retail margins during the period.

Capital Allocation
Acquired approximately $3.9 billion in annual revenues.
Issued quarterly dividends totaling $1.88 per share for the full year.
Repurchased $161.6 million in common shares, representing 3.8% of Group 1’s outstanding common shares at the beginning of 2024.
Optimized dealership portfolio with strategic dispositions generating $229.7 million in proceeds.
*    Please see Appendix A on page 79 for an explanation and reconciliation of these non-generally accepted accounting principles (“non-GAAP”) measures.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	1

PROGRESS ON OUR KEY STRATEGIC PRIORITIES
In 2024, we made significant progress toward our key strategic priorities, including:
Consistent Profitability and Strong Cash Flow
•Current year adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $39.21, an 11.4% decrease compared to $44.27 for the prior year.
•Significant free cash flow generation: adjusted cash flows from operations and adjusted free cash flows* generated in 2023 of $720 million and $581 million, respectively, and in 2024 of $683 million and $504 million, respectively.
Portfolio Optimization
•Balanced M&A, share repurchases and dividends.
•$3.9 billion in acquired revenues during 2024.
•Strategic disposition of smaller, less profitable stores.
•Repurchased 518,465 shares during 2024, representing approximately 3.8% of our share count at January 1, 2024.
•Low rent-adjusted leverage ratio** (a non-GAAP measure) of 2.8x, as of December 31, 2024, allows flexibility for M&A.
Leading Customer Experience & Partner of Choice
•Operate one of the top ranked call centers among the 20 largest auto dealer groups, providing outstanding customer service (based on the 2024 PSI Service Telephone Effectiveness Study).
•Focus on leveraging technology in robotic automation and artificial intelligence (“AI”) to improve customer service and operational efficiency.
•Strive to be great partners to our customers, employees, vendors, original equipment manufacturers (“OEMs”) and the communities in which we do business.
•Maintain credible and ethical business practices by pursuing excellence.
Parts & Service Growth
•Grew current year parts and service revenues on an as-reported and same store basis by 12.1% and 4.6%, respectively, as compared to the prior year.
•Numerous initiatives have driven this growth:
–4-day work week is a differentiator when hiring and retaining service techs.
–Same store tech headcount increased 6% from December 2023 to December 2024.
–Digital applications have driven a 40% penetration in online appointment making.
–Capital program to install air conditioning in nearly 90% of our shops in the U.S. is on track and expected to be substantially finished by the end of 2025.
Ownership of Real Estate
•Control of dealership real estate is a strong strategic asset.
•Ownership provides better flexibility and lower costs.
•As of December 31, 2024, the Company owned approximately $2.6 billion of gross real estate (69% of dealership locations) financed through $1.3 billion of mortgage debt.
*    Please see Appendix A on page 79 for an explanation and reconciliation of adjusted free cash flows.
** See our Annual Report on Form 10-K for the year ended December 31, 2024, for additional information on the rent-adjusted leverage ratio.

2	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Executive Compensation Overview
HOW WE ALIGN PAY FOR PERFORMANCE
Our compensation program is designed to, among other things, align our executives’ performance with the interests of our shareholders.
The primary goal of the Compensation & Human Resources (“CHR”) Committee of the Board is to reward and recognize strong financial and operating performance and promote effective strategic leadership to drive long-term shareholder value. This pay-for-performance philosophy is embedded into certain key principles that underpin how the CHR Committee approaches the design of our executive compensation program.
How does our executive compensation program align pay with performance?
•Performance Metrics. We use performance metrics and objectives that recognize and reward contributions that drive shareholder value creation.
•“At-Risk” Compensation. The largest portion of compensation for our Named Executive Officers (“NEOs”) is “at-risk” compensation—annual and long-term incentive awards that are contingent on Company performance on our key metrics and objectives, in addition to our stock price performance.
2024 PAY DECISIONS
In making annual pay decisions, the CHR Committee focuses primarily on “total direct compensation,” which includes three principal elements: base salaries, annual cash incentives and long-term incentives (“LTI”). See page 33 for details.
The table below shows the 2024 total direct compensation of our NEOs:

	Base Salary ($K)	Annual Incentive ($K)	LTI ($K)(1)	Total ($K)
Daryl A. Kenningham	1,250	1,844	5,000	8,094
Daniel J. McHenry	780	685	1,150	2,615
Gillian A. Hobson	640	562	1,000	2,202
Peter C. DeLongchamps	598	525	750	1,873
Michael D. Jones(2)	546	479	650	1,675
(1)Reflects target values approved by the CHR Committee for the LTI award granted on February 12, 2024. These values differ from those that will be reported in the Summary Compensation Table in 2024, which will be calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation.
(2)Mike Jones has announced his intent to retire from his role as Senior Vice President, Aftersales effective September 1, 2025 and will remain as a part-time employee through December 31, 2025.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	3

2024 PERFORMANCE METRICS
The CHR Committee believes that the metrics used for our annual and long-term incentive plans are essential indicators of the long-term performance of our Company, therefore serving the fundamental objective of our executive compensation program.
Financial Metrics for Annual Incentives

ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (80%)	PARTS AND SERVICE GROSS PROFIT (20%)

Adjusted Net Income from Continuing Operations* reflects income statement performance, consistent with the interests of our shareholders. The CHR Committee believes adjusted net income from continuing operations is relevant because it measures the immediate impact of operating decisions on Group 1’s overall performance, and includes the impact of items such as tax, interest and foreign exchange fluctuations, which are managed at the corporate level.

Parts and Service Gross Profit reflects the performance of our parts and service operations. The CHR Committee believes parts and service gross profit is an important measure given the contribution of the parts and service line of business to Group 1’s overall profitability and the strategic nature of this line of business in our future success.

Metrics for Performance Shares

Return on Invested Capital (“ROIC”) measures the returns we earn on our investments to drive sustainable cash flows and growth.	Relative Total Shareholder Return (“rTSR”) measures the performance of our stock price compared to five domestic automotive retail companies.

*    See Appendix A on page 79 for the definition of this non-GAAP financial metric.
How 2024 Performance Affected Incentive Payouts
For 2024, the CHR Committee selected adjusted net income from continuing operations and parts and service gross profit as the financial metrics under the Group 1 Automotive Annual Incentive Plan (“AIP”), weighted 80% and 20%, respectively. In so doing, the CHR Committee considered multiple factors, including the significant roles NEOs play in driving shareholder returns and the consistency of these metrics with those used by many of the Company’s peers. These metrics also reflect income statement performance for on-going operations of the Company, consistent with the interests of our shareholders. The following chart shows the financial goals set for annual incentive purposes and Group 1’s 2024 performance relative to these goals. In their evaluation of results from time to time, the CHR Committee may exclude items that do not arise directly from core operations. As discussed below in “The CDK Cybersecurity Incident”, the CHR Committee increased adjusted net income from continuing operations for purposes of calculating the annual incentive payments from $531 million to $548 million to offset the negative impact from the CDK Cyber Incident. For additional information on these financial metrics, please see pages 39-41.

	Weight	Threshold(1)	Target(1)	Maximum(1)	Actual(1)
Adjusted Net Income from Continuing Operations*	80%	$446	$557	$613	$548	(2)
Parts and Service Gross Profit	20%	$1,157	$1,285	$1,478	$1,368
*    Adjusted net income from continuing operations is a non-GAAP financial measure. See page 38 for details on how we measure performance for annual incentive plan purposes and Appendix A on page 79 for the definition of this financial metric.
(1)In millions.
(2)Actual/reported adjusted net income from continuing operations: $531 million; as further adjusted by the CHR Committee: $548 million. See “The CDK Cybersecurity Incident” below for more information.
The CDK Cybersecurity Incident
In June of 2024, we along with thousands of other automotive retailers were impacted when CDK Global LLC experienced an outage in connection with a cyberattack on their dealers’ systems (the “CDK Cyber Incident”). As a result of the outages, the business applications and processes in our U.S. operations were disrupted for seven days, which negatively impacted our financial results for 2024. The CHR Committee determined it was appropriate to positively adjust our 2024 adjusted net income from continuing operations for purposes of calculating the annual incentive payout. In so doing, the CHR Committee considered the effectiveness of management and the Company in navigating the outage, preventing the loss of customer or other data and being the first public retailer to recover operations.

4	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Governance and Board Overview
BOARD NOMINEES

			Skills and Expertise(1)

Carin M. Barth Co-Founder and President of LB Capital, Inc., a private equity investment firm	2017	2
Daryl A. Kenningham President and Chief Executive Officer of Group 1	2022	1
Steven C. Mizell Former Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc.	2021	2
Lincoln Pereira Filho Former Regional Vice President, Brazil of Group 1	2013	0
Stephen D. Quinn Former General Partner and Managing Director of Goldman, Sachs & Co.	2002	1
Steven P. Stanbrook Former Chief Operating Officer, International Markets of S.C. Johnson, Inc.	2019	1
Charles L. Szews Former Chief Executive Officer of Oshkosh Corporation	2016(4)	2
Anne Taylor Former Vice Chairman and Managing Partner, Deloitte	2018	1
MaryAnn Wright Former Group Vice President of Johnson Controls International	2014	3
(1)The lack of a  for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the  indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.
(2)Includes former or current President or Chief Executive Officer (“CEO”) and Public Company Executive position experience.
(3)Includes automotive, retail and engineering/product development experience.
(4)Non-Executive Chair of the Board since May 2023.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	5

TENURE ON GROUP 1 BOARD

AGE OF NOMINEES

BOARD ENGAGEMENT IN 2024
In 2024, our Board actively engaged with management on a range of matters, providing effective oversight and guidance to enable the Company to execute on key priorities that underpin our business strategy.

98.1%	99.4%	100%
Overall attendance by directors at the six Board meetings during 2024	Overall attendance by directors at Board and their respective committee meetings in 2024	Overall attendance by directors at the 2024 Annual Meeting of Shareholders
STRENGTHENING DIRECTOR OVERSIGHT
Essential to each director’s ability to provide robust and effective oversight is a deep understanding of our businesses, our strategic focus and significant risks we may encounter, as well as an ongoing awareness of new developments and emerging risks that may arise during their Board service.
Below are some of the ways in which our directors are able to gain such understanding and awareness:

Strategy and Business Plan Reviews
Annually, the Board holds a meeting with senior management to review a market update and the strategy and long-range plans for each of our businesses and to discuss other topics, such as key Company areas of focus and significant and emerging risks. At the Board’s other meetings, it reviews Company progress against its long-range plans.

Site Visits
As part of our directors’ continuing education, the Board strives to visit dealerships in at least one market each year. This gives directors insight into the Company’s dealership operations and the opportunity to interact with employees and key executives.

Outside Perspectives
The Board is periodically briefed by experts and counsel on strategic, financial, legal, compliance and other matters. This gives them additional perspectives on the Company’s business environment, strategic focus areas, performance and significant and emerging risks.

Direct Interaction with Management
Our CEO and other members of senior management communicate with directors on a regular basis outside of regularly scheduled Board and committee meetings, including through periodic written updates and special meetings.

6	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Proposal 1: Election of Directors

What am I voting on?
We are seeking your support for the election of the nine individuals nominated to serve on the Board until the 2026 Annual Meeting of Shareholders. We believe these nominees have the right experience, skills and perspective to guide the Company and provide effective oversight of our strategy and our business plans. All nominees currently serve as directors of the Company and are well qualified to serve as directors of a large automotive retail company.

CRITERIA FOR BOARD MEMBERSHIP
The Board and the Governance & Corporate Responsibility (“GCR”) Committee believe that there are general attributes all directors must exhibit, in addition to key skills and expertise that should be represented on the Board as a whole, but not necessarily by each director.
These General Attributes Are Essential For All Directors
•Objectivity and independence in making informed business decisions
•Extensive, relevant knowledge, experience and sound business judgment
•Highest personal and professional integrity
•Willingness to devote the extensive time necessary to fulfill a director’s duties
•Commitment to the interests of Group 1 and its shareholders
•Different backgrounds and viewpoints
The GCR Committee regularly considers whether the Board has all of the key skills and expertise needed for effective oversight of our business and strategy. See “Key Skills and Expertise” on page 8. Further, while the GCR Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the GCR Committee may consider, among other factors, different personal and professional experiences, background and viewpoints, skill, talent and experience in the context of the needs of our Board, independence qualifications, moral character and whether prospective nominees have relevant business and financial experience or have industry or other specialized expertise.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	7

The charts below show the percentage of directors with skills and expertise in each key area. In the nominee biographies on pages 10-14, we highlight for each individual the key skills and areas of expertise upon which the Board particularly relies.
KEY SKILLS AND EXPERTISE

Senior Leadership Directors with extensive leadership experience with a complex, large enterprise offer practical perspectives on and oversight of organizational and strategic planning.
Technology/Cybersecurity
Directors with a background or experience with or oversight of innovative technology, cybersecurity, information systems/data management, or privacy are important in overseeing the security of the Company’s operations, assets and customer information.

Industry Experience
Directors with experience in automotive and engineering/product development provide the Board a relevant understanding of the Company’s business, strategy and marketplace dynamics and optimizing the customer experience.

Human Resources/Cultural
Directors who have experience in senior executive development, succession planning, and compensation matters help the Board to effectively oversee the Company’s efforts to recruit, retain and develop key talent and provide valuable insight in determining compensation of the CEO and other executive officers.

Finance and Accounting
Directors with knowledge of or experience in finance, financial reporting or auditing processes and standards are important to effectively oversee the Company’s financial position and condition and the accurate reporting thereof, and to assess the Company’s strategic objectives from a financial perspective.
Mergers & Acquisitions Directors with experience in business development and M&A provide the Board insight into developing and implementing strategies for growing our business.

P&L Responsibility
Directors with knowledge and experience in managing financial performance of organizations, including driving revenue and managing expenses, provide the Board with senior executive business and operational experience.

International
Directors who have conducted business or operations outside of the United States provide perspectives and insights on international business and culture, which are invaluable to a company with operations and sales beyond the U.S.

8	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

DIRECTOR NOMINATION PROCESS
We believe decisions regarding the structure and composition of the Board are critical to ensure a strong Board that is best suited to guide the Company. As specified in its charter, the GCR Committee oversees our director nomination process and may consider candidates for our Board from any reasonable source, including from a search firm engaged by the GCR Committee or shareholder recommendations.

Consideration of Necessary Skills, Experience and Attributes
The GCR Committee considers a wide range of factors when assessing potential director nominees. The GCR Committee’s assessment of potential directors includes a review of the potential nominee’s judgment, experience, independence, understanding of our business or other related industries and such other factors as the GCR Committee concludes are pertinent in light of the needs of the Board. The GCR Committee’s goal is to put forth a diverse slate of candidates with a combination of skills, experience, viewpoints, perspectives and personal qualities that will best serve the Board, the Company and our shareholders.

Assessment of Current Board Composition
With respect to the potential re-nomination of current directors, the GCR Committee assesses their current contributions to the Board. Among other matters, the GCR Committee considers the results of the annual evaluation of the Board and its committees (which the GCR Committee also oversees) when assessing potential director nominees. More detail regarding this annual evaluation process can be found in “Governance Best Practices” below.

Nomination for Shareholder Vote
The GCR Committee recommends to the Board a slate of candidates for election at each annual meeting of shareholders. The GCR Committee also evaluates whether a potential director nominee meets the qualifications required of all directors and any of the key qualifications and experience to be represented on the Board, as described further in
“Criteria for Board Membership” above.

Shareholders or a group of shareholders may recommend potential candidates for consideration by the GCR Committee. For additional information on such requests and the applicable timing, please see “How do I Submit Proposals and Nominations for the 2026 Annual Meeting?” in the “Frequently Asked Questions About the Annual Meeting.”

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	9

NOMINEES
The Board, upon the recommendation of the GCR Committee, has nominated for election the nine individuals listed in this Proxy Statement. All are current directors of Group 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES:

Carin M. Barth | 62 IND Co-Founder and President of LB Capital, Inc., a private equity investment firm	Director since: 2017

Board Committees: Audit Committee (Chair), Finance/Risk Management Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Finance/Accounting/ Sox Financial Expert	Senior Leadership	Industry Experience	P&L Responsibility	Mergers & Acquisitions

Qualifications
Ms. Barth has extensive experience in a variety of financial matters, including as chief financial officer for several entities. She also has a history of corporate and civic governance, which provides additional depth and financial expertise to our Board. Her experience with mergers and acquisitions, in operating a private equity company, her previous and currently held board positions on other publicly traded companies and her audit committee experience are key attributes, among others, which make her well qualified to serve on our Board.

Experience
•Co-Founder and President of LB Capital, Inc. since 1988
•Operating Partner, Mountain Capital, LLC
•Currently serves on the board of The Welch Foundation
•Former board member and current emeritus board member of Ronald McDonald House of Houston
•Commissioner of the Texas Department of Public Safety from 2008 to 2014
•Appointed by President George W. Bush to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development from 2004 to 2005

Other Current Directorships
•Black Stone Minerals, L.P.
•Enterprise Products Holdings LLC
Former Public Company Directorships
•BBVA USA Bancshares, Inc.
•Halcón Resources Corporation
Degrees
•B.S. in Economics, University of Alabama
•M.B.A., Vanderbilt University’s Owen Graduate School of Management

Daryl A. Kenningham | 60 President and Chief Executive Officer of Group 1	Director since: 2022

Board Committees: Finance/Risk Management Committee

Key Skills and Expertise
Senior Leadership	Industry Experience	International	Mergers & Acquisitions	P&L Responsibility

Qualifications
As our President and Chief Executive Officer, Mr. Kenningham sets the strategic direction of our Company under the guidance of our Board. He has extensive senior executive management experience in the automotive industry. His successful leadership of our Company and extensive knowledge of the automotive industry provides our Board with a unique perspective on the opportunities and challenges we face and makes him well qualified to serve on our Board.

Experience
•CEO of Group 1 since January 2023 and President since August 2022
•Served as Group 1’s Chief Operating Officer from August 2022 to December 2022
•President of U.S. Operations from 2017 to August 2022
•Regional Vice President – West Region from 2016 to 2017
•Regional Vice President – East Region from 2011 to 2016
•Served as the Chief Operating Officer of Ascent Automotive from December 2010 to April 2011
•Served in senior executive roles from 1998 to 2011 at Gulf States Toyota, including Senior Vice President of Gulf States Toyota, President of Gulf States Financial Services, and as President at USA Logistics (previously known as Gulf States Transportation)

•Held various sales, marketing and vehicle distribution positions in the U.S. and Japan with Nissan Motor Corporation from 1988 to 1998
Other Current Directorships
•Darden Restaurants, Inc.
Former Public Company Directorships
•None
Degrees
•B.A. in Psychology, University of Michigan
•M.B.A., University of Florida

10	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Steven C. Mizell | 65 IND Former Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc. (“Merck”)	Director since: 2021

Board Committees: Compensation & Human Resources Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Senior Leadership	International	Mergers & Acquisitions	Human Resources/ Cultural

Qualifications
Mr. Mizell’s human resource management expertise from his position with an international, publicly traded company makes him well qualified to serve as a member of our Board. His extensive, global leadership experience and knowledge of human capital management provides our Board with valuable insights.

Experience
•Served as Executive Vice President and Chief Human Resources Officer at Merck from 2018 to April of 2024, with the company being recognized during his tenure as one of the Top 10 Best Workplaces in Health Care and Biopharma by Fortune and Great Place to Work, Best Workplace for Innovators by Fast Company magazine, Best Companies for Multicultural Women by Working Mother magazine, Top Veteran-Friendly Companies by U.S. Veterans Magazine and Companies that Care by People Magazine
•Joined Monsanto, a global leader in sustainable agriculture, as Senior Vice President, Chief Human Resources Officer in 2004; served as Executive Vice President, Chief Human Resources Officer from 2007 to 2018
•Previously served as Senior Vice President and Chief Corporate Resources Officer for AdvancePCS, a pharmaceutical company

•Recognized as one of St. Louis’ most influential Diverse Business Leaders
•National Association of Corporate Directors (NACD) Directorship Certified
Other Current Directorships
•Allegion plc
•GRAIL, Inc.
Former Public Company Directorships
•Oshkosh Corporation
Degrees
•B.S. in Industrial Management, Georgia Institute of Technology
•M.S. in Management, Carnegie Mellon University

Lincoln Pereira Filho | 65 Former Regional Vice President, Brazil of Group 1	Director since: 2013

Board Committees: Finance/Risk Management Committee (Chair)

Key Skills and Expertise
Industry Experience	Senior Leadership	Technology/ Cybersecurity	International	Mergers & Acquisitions	Legal

Qualifications
Mr. Pereira has extensive automotive retailing and manufacturer relations experience, as well as legal, finance, business and management expertise. Mr. Pereira’s experience and expertise in the automotive industry make him well qualified to serve as a member of our Board.

Experience
•Served as Group 1’s Regional Vice President, Brazil from 2013 through June 2022
•Served as a legal representative of United Auto do Brasil Ltda, a public auto group operating in São Paulo and controlled by United Auto Group, from 1999 to 2005
•Previously practiced law with Cunha Pereira Advogados, representing professional athletes and international racecar drivers, from 1995 through 2005
•Founded Atrium Telecomunicações Ltda, a provider of local exchange telecommunication services, in 1999. Atrium was sold to Telefónica of Spain in December 2004
•Founded E-Vertical Tecnologia, a leading provider of high-tech facilities management services to commercial properties
•Serves as Vice President of the São Paulo Chamber of Commerce (ACSP)

•Held numerous positions with various banks, both in Brazil and abroad, from 1978 through 1995
•Serves on the Advisory Board of Equifax Brasil
Other Current Directorships
•None
Former Directorships
•Associação Brasileira dos Concessionários BMW
•Associação Brasileira dos Distribuidores Toyota
•Boa Vista Serviços S.A.-SCPC
•Tempo Telecomunicações
Degrees
•LL.B, Faculdade de Direito do Largo de São Francisco; London Business School

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	11

Stephen D. Quinn | 69 IND Former General Partner and Managing Director of Goldman, Sachs & Co.	Director since: 2002

Board Committees: Audit Committee, Compensation & Human Resources Committee, Finance/Risk Management Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Finance/Accounting/ Sox Financial Expert	Industry Experience	International	Mergers & Acquisitions

Qualifications
Mr. Quinn was selected to serve as a director on our Board due to his valuable financial expertise and extensive experience with capital markets transactions. His judgment in assessing business strategies and the accompanying risks is an invaluable resource for our business model. Mr. Quinn also has significant historical knowledge of our Company as a result of his role at Goldman Sachs, an underwriter for our initial public offering. The Board believes his experience and expertise in these matters make him well qualified to serve as a member and former Non-Executive Chair of our Board.

Experience
•Joined Goldman, Sachs & Co., a full-service global investment banking and securities firm, in August 1981, where he specialized in corporate finance
•Served as a General Partner and Managing Director of Goldman, Sachs & Co. from 1990 until his retirement in 2001
Other Current Directorships •Zions Bancorporation Former Public Company Directorships •None Degrees •B.S. in Economics, Brigham Young University •M.B.A., Harvard University Graduate School of Business

Steven P. Stanbrook | 67 IND Former Chief Operating Officer, International Markets of S.C. Johnson, Inc.	Director since: 2019

Board Committees: Audit Committee, Compensation & Human Resources Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Senior Leadership	Industry Experience	International	Mergers & Acquisitions

Human Resources/Cultural	P&L Responsibility

Qualifications
Mr. Stanbrook was selected to serve on our Board due to his extensive international operational experience and his background in business development. His previous and current board positions on other publicly traded companies, combined with his global operational experience in a variety of senior management positions, have provided him with a wealth of knowledge in dealing with complex strategic, business matters.

Experience
•Retired from S.C. Johnson, Inc., a global manufacturer and marketer of household products, in 2015, following a distinguished 19-year career serving in various roles, including most recently as Chief Operating Officer, International Markets
•Previously held a variety of senior leadership positions with both Sara Lee Corporation, including Chief Executive Officer of Sara Lee Bakery, and CompuServe, the leading global Internet Service Provider
•Over 30 years of experience operating across the global consumer packaged goods sector
•Director, Voyant Beauty, LLC, a private company

Other Current Directorships
•Primo Brands Corporation (formerly Primo Water Corporation)
Former Public Company Directorships
•Chiquita Brands International, Inc.
•Hewitt Associates, Inc.
•Imperial Brands plc
Degrees
•HNC in Business Studies, Thames Valley University, U.K.

12	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Charles L. Szews | 68 IND Former Chief Executive Officer of Oshkosh Corporation and Non-Executive Chair of the Board	Director since: 2016

Board Committees: Audit Committee, Compensation & Human Resources Committee, Finance/Risk Management Committee, Governance & Corporate Responsibility Committee

Key Skills and Expertise
Finance/Accounting/ Sox Financial Expert	Senior Leadership	Industry Experience	International

Mergers & Acquisitions	Human Resources/Cultural	P&L Responsibility	Technology/Cybersecurity

Qualifications
Mr. Szews was selected to serve on our Board due to his extensive operational and financial experience and his background in public accounting, auditing and risk management. His previous and current board positions on other publicly traded companies have provided many years of audit committee experience, including as chair. Mr. Szews’ extensive financial and audit experience in a variety of senior management positions, combined with his global operational experience in vehicle manufacturing and distribution, including autonomous and hybrid-electric vehicles, have provided him with a wealth of knowledge in dealing with complex strategic, financial and accounting matters.

Experience
•Joined Oshkosh Corporation, a leading global manufacturer of specialty vehicles and vehicle bodies serving access equipment, defense, fire and emergency, and commercial markets, as Vice President and CFO in 1996; appointed Executive Vice President in October 1997; appointed President and Chief Operating Officer in October 2007
•Served as Chief Executive Officer at Oshkosh Corporation from January 2011 until his retirement in 2016
•Vice President and Controller at Fort Howard Corporation during its leveraged buyout
•Began his career with Ernst & Young

Other Current Directorships
•Commercial Metals Company
•CACI International Inc
Former Public Company Directorships
•Rowan Companies plc
•Valaris plc
•Allegion plc
•Gardner Denver, Inc.
•Oshkosh Corporation
Degrees
•B.B.A. in Comprehensive Public Accounting, University of Wisconsin – Eau Claire

Anne Taylor | 69 IND Former Vice Chairman and Managing Partner of the Houston office of Deloitte	Director since: 2018

Board Committees: Audit Committee, Compensation & Human Resources Committee (Chair)

Key Skills and Expertise
Industry Experience	Technology/ Cybersecurity	Mergers & Acquisitions	Human Resources/ Cultural	P&L Responsibility	International

Qualifications
Ms. Taylor was selected to serve on our Board due to her management and leadership experience, extensive background in global technology, development and execution of business strategy and corporate governance experience. She has extensive financial experience and has participated in the audit committee meetings of many Deloitte clients.

Experience
•Joined Deloitte, a leading global provider of audit and assurance, consulting, financial advisory, risk advisory, tax and related services in 1987, serving as Regional Managing Partner, Chief Strategy Officer and Global Leader for e-business; served as Vice Chairman and Managing Partner of the Houston office from 2005 until her retirement in 2018; chaired the strategic review of the proposed transaction to separate Deloitte Consulting while serving on Deloitte’s Board of Directors
•Became the first woman to serve on Deloitte’s U.S. executive committee and the management committee of Deloitte Global
•Currently serves on the board of Memorial Hermann Hospital System. Previously served on the boards of the Greater Houston Partnership, United Way of Greater Houston and Junior Achievement and chaired the board of Central Houston, Inc.

•Currently serves as a consultant for Bravanti, a consulting firm focused on leadership acceleration
•Previously served as the strategic partner advisor to the World Economic Forum’s Technology Pioneer Program
Other Current Directorships
•Chord Energy Corporation (formerly Whiting Petroleum Corporation)
Former Public Company Directorships
•Southwestern Energy Company
Degrees
•B.S. in Engineering, University of Utah
•M.S. in Engineering, University of Utah
•Attended Princeton University, pursuing PhD studies in Transportation Engineering

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	13

MaryAnn Wright | 63 IND Former Group Vice President of Johnson Controls International	Director since: 2014

Board Committees: Compensation & Human Resources Committee, Governance & Corporate Responsibility Committee (Chair)

Key Skills and Expertise
Senior Leadership	Industry Experience	International	Mergers & Acquisitions	Technology/ Cybersecurity	P&L Responsibility

Qualifications
Ms. Wright was selected to serve on our Board because of her extensive experience and her knowledge of the automotive industry, having been named one of the “Leading 100 Women in the Automotive Industry” by Automotive News. Her unique business, manufacturing, engineering and technology background and her extensive global automotive experience make her well qualified to serve as a member of our Board.

Experience
•Worked for Johnson Controls Power Solutions, the global leader in automotive lead-acid and advanced batteries, from 2007 through 2017, served as Group Vice President of Engineering & Product Development from 2013 through 2017, and Vice President of Technology and Innovation from 2009 to 2013. She served as Vice President and General Manager for Johnson Controls Hybrid Systems business and as CEO of Johnson Controls-Saft from 2007 through 2009
•Previously served in the office of the Chair and as Executive Vice President Engineering, Product Development, Commercial and Program Management for Collins & Aikman Corporation
•Served as Director, Sustainable Mobility Technologies and Hybrid Vehicle Programs at Ford Motor Company from 1988 through 2005; Chief Engineer of the 2005 Ford Escape Hybrid, the industry’s first full hybrid SUV; led the launch of Ford’s first hydrogen-powered fuel cell fleet program
•Board Chair of the Friends for Animals of Metro Detroit

Other Current Directorships
•Micron Technology, Inc.
•Brunswick Corporation
•Solid Power, Inc.
Former Public Company Directorships
•Delphi Technologies
•Maxim Integrated Products, Inc.
Degrees
•B.A. in Economics and International Business, University of Michigan
•M.S. in Engineering, University of Michigan
•M.B.A., Wayne State University

14	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Corporate Governance

Our Continuing Commitment to Sound Corporate Governance
Group 1 is committed to strong corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics. The Board believes this commitment promotes long-term shareholder value.
GOVERNANCE BEST PRACTICES
Our Board has adopted robust governance practices and continuously reviews and considers these practices to enhance its effectiveness.

Effective Board Oversight	Commitment to Shareholder Rights

•Qualified Board with a mix of perspectives and tenures
•Regular Board review of strategic plans and progress executing plans
•Regular Board/committee review of significant risks, including cybersecurity risks
•Annual Board evaluation of CEO performance
•Regular CEO and senior management succession planning
•No hedging, short sales or pledging of Group 1 securities by officers or directors •Rigorous stock ownership requirements for directors and senior management

Board Independence	Board Accountability

•7 out of 9 director nominees are independent
•Independent directors meet regularly without management
•Fully independent Audit, CHR and GCR Committees
•Independent Chair and separation of the Chair and CEO roles

•Annual Board and committee evaluations
•Annual election of all directors
•Majority voting for directors in uncontested elections
•Ongoing consideration of Board composition and refreshment
•Limits on Board member service on other public company boards

CODE OF CONDUCT
Our Code of Conduct reinforces our values and high standards by:
•Explaining how our core values of Integrity, Respect, Teamwork, Transparency and Professionalism must inform our actions;
•Guiding employees’ conduct with each other, our business partners and our communities;
•Emphasizing the responsibility to conduct our business with uncompromising honesty and integrity consistent with our core values, and to report violations of the Code of Conduct without fear of retaliation for good faith reporting; and
•Discouraging conflicts of interest.
We encourage you to visit the Corporate Governance section of our website at www.group1auto.com for more information about corporate governance at Group 1.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	15

SECURITIES TRADING POLICY
The Company has a Securities Trading Policy (“Securities Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers and employees and to the Company itself in the repurchase of its own securities. We believe our Securities Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of the Company’s Securities Trading Policy was filed as Exhibit 19.1 to its Annual Report on Form 10-K for the year ended December 31, 2024.
Board Leadership Structure
The GCR Committee annually reviews the leadership structure of the Board. In 2024, the GCR Committee affirmed that having an independent director serve as non-executive Chair of the Board continues to be in the best interest of our shareholders. Under our Corporate Governance Guidelines, the Board does not have a policy on whether the roles of Chair of the Board and CEO should be separate or combined. Instead, the Board selects the structure that it believes will provide the most effective leadership and oversight for the Company in the circumstances.
Our CEO is responsible for setting our strategic direction and providing day-to-day leadership, while the Chair of the Board sets the agenda for Board meetings, presides over meetings of the full Board and provides regular experience-based consultation to our CEO. We believe this structure provides a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in establishing priorities and procedures for our Board.
Board Self-Evaluation
The Board believes that robust and constructive self-evaluation is an essential element of good corporate governance, Board effectiveness and continuous improvement. Our Board and each of its committees annually conduct a self-evaluation to assess and identify opportunities to improve their respective performance.
OVERVIEW OF THE SELF-EVALUATION PROCESS

Oversight and Leadership
The GCR Committee, with assistance from the Board Chair, oversees the annual self-evaluation process.

How it works
1	We engage a third party to collect and summarize feedback on each Board committee.
2	The Board Chair meets individually with each committee chair to discuss the results of the committee’s evaluation.
3	The results are shared with the committee members and the committee chairs discuss the results with their committee members.
4	The results of the Board evaluations are shared with the full Board and the Board Chair leads a discussion of the results and responsive actions to be taken.

How it Contributes to Board Performance
The evaluations help the Board review:
•Board roles and meeting agendas
•Board preparedness, effectiveness and priorities
•Committee assignments, leadership and performance
•Refreshment objectives, including compensation
•Director succession planning
•Individual director development

The evaluations have generated improvements to our corporate governance practices and the Board’s effectiveness, including:
•Allocating more time to private sessions of the independent directors
•Prioritizing time at Board meetings for strategy, strategy execution, succession and other discussions
•Expanding information shared with the Board
•Increasing dealership visits
•Enhancing continuing education
•Improving the Board’s self-evaluation process

In the 2024 self-evaluation process, the Board focused on:
•Board and committee composition, knowledge, skills, attributes and size, including changes to committee assignments and leadership;
•The Board’s review and consideration of CEO and senior management succession planning;
•The Board’s effectiveness in performance of its key oversight responsibilities and its communications with management; and
•Expanding its oversight of emerging risks and opportunities, including its oversight of Inchcape Retail integration.

16	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Board Committees
Our Board currently has a standing Audit Committee, CHR Committee, GCR Committee and Finance/Risk Management (“FRM”) Committee. The Audit, GCR and CHR Committees are each composed exclusively of independent directors. Mr. Pereira (a former employee) chairs the FRM Committee (which is not a required committee under New York Stock Exchange (“NYSE”) or Securities and Exchange Commission (“SEC”) rules), because the Board believes he brings particular insights on topics within this committee’s responsibilities.
Each committee has the authority to retain independent advisors, to approve the fees paid to those advisors and to terminate their engagements.
Each committee operates under a charter that it reviews annually. These charters are available on the Corporate Governance section of our website (www.group1auto.com).

Audit Carin M. Barth Chair

2024 MEETINGS: 7 COMMITTEE MEMBERS Stephen D. Quinn Steven P. Stanbrook Charles L. Szews Anne Taylor
•Assists the Board in overseeing and monitoring: the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s internal and external auditors; the Company’s compliance with its policies and procedures, internal controls, Code of Conduct, and applicable laws and regulations; and policies and procedures for assessing and managing financial, operational, compliance and other risks
•Recommends the Board submit for shareholder ratification an accounting firm to serve as the Company’s independent auditor and maintains responsibility for compensation, retention and oversight of the auditor
•Pre-approves all auditing services and permitted non-audit services to be performed for the Company by its independent auditor
•Reviews and approves the appointment and replacement of the senior Internal Audit executive
The Board has determined that Ms. Barth, Mr. Quinn, and Mr. Szews each are “audit committee financial experts,” as defined in the SEC rules.

Compensation & Human Resources Anne Taylor Chair

2024 MEETINGS: 6 COMMITTEE MEMBERS Steven C. Mizell Stephen D. Quinn Steven P. Stanbrook Charles L. Szews MaryAnn Wright
•Reviews and approves the Company’s executive compensation policies and practices
•Reviews and approves the design of, and sets performance goals for, our annual and long-term incentive programs for executives
•Evaluates the performance of the Company and our NEOs relative to performance goals set by the CHR Committee
•Reviews and recommends to the Board for approval compensation for the CEO
•Reviews and approves compensation for the other executive officers of the Company
•Evaluates the Company’s compensation policies and practices for any material risks
•Reviews and assesses the development of potential successors to the CEO, leadership team succession planning and pipeline development
•Oversees the Company’s practices, policies, strategies and goals relating to human capital resources management

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	17

Governance & Corporate Responsibility MaryAnn Wright Chair

2024 MEETINGS: 4 COMMITTEE MEMBERS Carin M. Barth Steven C. Mizell Stephen D. Quinn Steven P. Stanbrook Charles L. Szews
•Identifies and recommends qualified candidates for election to the Board
•Develops and recommends modifications to our Corporate Governance Guidelines
•Reviews and recommends to the Board the need for any changes in the number, composition, and leadership of the Board and its committees
•Reviews and monitors the orientation of new Board members and the continuing education of all directors
•Oversees the design and conduct of the annual self-evaluation of the Board, its committees and individual directors
•Reviews corporate governance developments and trends and, where appropriate, makes recommendations to the Board on the Company’s governance
•Establishes the succession process for the CEO, including in the event of an emergency or retirement
•Recommends to the Board appropriate compensation of non-employee directors

Finance/Risk Management Lincoln Pereira Filho Chair

2024 MEETINGS: 4 COMMITTEE MEMBERS Carin M. Barth Daryl A. Kenningham Stephen D. Quinn Charles L. Szews
•Reviews certain finance-related activities within limits prescribed by the Board
•Reviews risk management-related activities and oversees the Company’s risk assessment and management policies
•Reviews policies and programs related to: dividends and share repurchases; financing, working and long-term capital requirements; managing exposure with respect to foreign exchange, interest rates; and insurance and risk management
•Provides guidance to the Board and management, as applicable, as to the Company’s financial condition and capital structure; long-term and short-term financial policies and objectives; financial strategies, guidelines and procedures; and compliance with material debt instruments and credit facilities; future capital spending and acquisition opportunities; and capital expenditure plans
•Oversees the Company’s treasury activities and insurance programs
•Reviews the Company’s cybersecurity risk exposures and monitors the Company’s cybersecurity and information security programs
•Oversees AI strategy and risk management

18	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Director Independence
Under the Company’s Corporate Governance Guidelines and the NYSE listing standards, a majority of our directors must be independent, meaning that, among other things, they do not have a direct or indirect material relationship with our Company (other than as a director). As part of the Board’s analysis, it determined that none of the non-employee directors have a material relationship with our Company. Mr. Kenningham was determined not to be independent because he is a current employee of Group 1, and Mr. Pereira was determined not to be independent because he was an employee of Group 1 within the past three years. Other than Messrs. Kenningham and Pereira, each nominee satisfies our independence criteria.
The Board has determined that each of the members of the Audit Committee, CHR Committee and GCR Committee are independent under applicable NYSE and SEC rules for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Three of the five members of the FRM Committee are independent as defined under the NYSE’s listing standards.
During the annual independence review, our GCR Committee determined that the affiliations that our directors have with charitable organizations did not impact the independence of our directors. We did not make any charitable donations to any organizations affiliated with our directors or officers in 2024.
The Board’s Role
Our Board provides active and independent oversight and consultation with management regarding the Company’s long-term strategy and priorities, risk management, CEO and senior management succession planning, as well as other aspects of our business and affairs. In addition, the Board has adopted robust governance practices to enhance its effectiveness and is engaged on behalf of our shareholders.

As part of its oversight role, the Board:
•Annually reviews the Company’s long-term plan and objectives
•Engages in ongoing discussions of near-, medium- and long- term risks and strategic matters, including economic conditions, industry trends and developments, and their impacts on our business, as well as strategic challenges and opportunities
•Is regularly briefed on assessments of the Company’s business portfolio and is engaged in the Company’s acquisitions, divestitures, and other corporate development activities
•Receives regular updates on management’s progress and execution of the Company’s strategy and reviews and approves the Company’s annual budget
•Periodically receives briefings from experts and counsel on strategic, financial, legal and compliance, and other matters
•Develops plans for CEO and senior management succession

In 2024, our Board worked closely with management to provide effective oversight of key priorities, including:
•Execution of our strategic plan
•Our risk management efforts, with a particular focus on cybersecurity, compliance and safety
•Enhancing our customer service experience
•Our response to evolving geopolitical and other external conditions, including inflation, interest rates and supply chain disruptions
•Our shareholder engagement efforts
•CEO and senior management succession planning
•Our strategic investments in technology and innovation
•Expansion of and meeting our commitment to return capital to investors

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	19

RISK MANAGEMENT OVERSIGHT
The chart below shows the current allocation of general risk oversight functions between management and the Board. Members of the Board also participate in this process through discussions with management, where they are afforded the opportunity to provide consultation and perspective.

Management	Board of Directors
Responsible for identifying, assessing, prioritizing and managing the various risks the Company faces
•Responsible for employing a comprehensive enterprise risk management (“ERM”) program including the establishment and monitoring of robust risk mitigation plans
•Maintains robust internal processes and an effective internal control environment

Responsible for Board/committee risk oversight governance, including allocation of risk oversight responsibilities
•FRM Committee oversees management’s ERM program
•The Board has allocated responsibilities to itself and its committees for overseeing particular risks, as shown below

Full Board •Long-term strategy and execution •Major strategic risks

Audit Committee	Compensation & Human Resources Committee	Finance/Risk Management Committee	Governance & Corporate Responsibility Committee
•Financial reporting •Internal controls •Auditing matters •Cybersecurity internal controls and compliance •Legal, ethical and regulatory compliance programs •Taxes
•Executive compensation and benefits policies, practices and plans
•Incentive plan performance metrics and goals
•Compensation for senior leaders
•Compensation plan design
•Succession planning
•Human capital risks
		•Capital structure •Capital transactions •Foreign exchange •Interest rates •Cybersecurity and data protection •M&A •Financing •Artificial intelligence	•Corporate governance •Director independence •Workplace safety •Political contributions •Sustainability efforts •Reputation management
The Board’s risk oversight governance framework is designed to enable it to understand significant near, medium and long-term risks in the Company’s business and strategy, allocate responsibilities for risk oversight among the full Board and its committees, evaluate the Company’s risk management processes and whether they are functioning adequately, and engage in regular communications with management regarding risk trends, developments, mitigation and responsive actions. For the sake of efficiency, the full Board retains primary oversight responsibility over certain risks that cut across the subject area expertise of multiple committees.
The Company maintains robust internal processes and an effective internal control environment, which facilitate the identification and management of risks and regular communication with the Board. A core element is the Company’s ERM program, which is designed to identify and evaluate the full range of significant risks to the Company, including legal, compliance, financial, operational, strategic and reputational risks. Our Finance function leads the ERM program, with an annual cycle for structured reviews, discussions, and mitigation planning. Risks are identified and evaluated through both a “bottom-up” and a “top-down” process involving senior management and all of the functions and business units. Through this process, senior management considers trends and developments, as well as the effectiveness of the Company’s mitigation plans. Our risk management processes are informed by the results of our ERM program, including those relating to our Internal Audit plans and our financial reporting and SEC disclosures. In addition, from time to time, the individuals responsible for our ERM Program, as well as for the underlying risks within our risk universe, may engage outside advisors and experts for purposes such as benchmarking, testing and assessing their programs and associated controls and procedures. In 2024, we engaged Alvarez and Marsal to evaluate our ERM program, including the identification of enterprise-level risks, calibration of our existing risk assessment and our overall process for monitoring, mitigating and reporting risks.

20	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Management regularly reviews significant risks, including trends and developments, with the Board and its committees, providing updates on long-term risks during annual long-range planning, strategic reviews and thorough regular reviews of annual operating plans, as well as providing a near- and medium-term focus on financial performance, market environment updates, and presentations on specific associated risk areas. Between Board and committee meetings, directors receive updates regarding developments in the Company’s business as well as emerging risks.
Cybersecurity Risk Oversight
Our Board recognizes the importance of maintaining the trust and confidence of our customers, vendors, shareholders and employees, and devotes significant time and attention to oversight of risks from cybersecurity threats. The Board delegates oversight of our operations risk, including quarterly reviews of cybersecurity and data protection, to the FRM Committee, and delegates compliance with cybersecurity policies to the Audit Committee. Both the FRM Committee and the Audit Committee report to the full Board on cybersecurity matters. Additionally, on an annual basis, management reviews results from tests of key cybersecurity systems with the full Board and the steps taken to mitigate new cybersecurity risks. In particular, the Company seeks to assess, identify and manage cybersecurity risks through various processes, including through a multi-layered risk assessment system, security information and event management system, cybersecurity training and awareness, access controls and encryption and data protection. Our IT and Security team, which is headed by our Chief Information Officer (the “CIO”), is responsible for our efforts to comply with cybersecurity standards, establish industry-recognized protocols and protect the integrity, confidentiality and availability of our IT infrastructure. We engage outside experts as needed to supplement in-house expertise with industry-leading experts for incident response and recovery, digital forensics, penetration testing, and outside counsel specializing in cybersecurity matters. Our CIO and various members of the IT and Security team meet regularly with members of management to address key security and privacy issues, and upon the occurrence of a cybersecurity incident, would convene to assess the materiality of the event as well as the appropriate remediation and escalation procedures, including escalation to our Chief Executive Officer, the FRM Committee, the Audit Committee and the Board.
Compensation Risk Oversight
The CHR Committee believes that executive compensation payouts must:
•Align with the Company’s financial performance
•Be earned in a manner consistent with Group 1’s Code of Conduct
•Promote long-term, sustainable value creation for shareholders
•Provide fair and equitable pay regardless of race and gender
•Strike a balance between appropriate levels of financial opportunity and risk
•Create retention incentives

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	21

The CHR Committee identifies, monitors and mitigates compensation risk in the following ways:

Sound Incentive Plan Design	The CHR Committee establishes financial performance goals that are challenging, yet realistic. Our program design provides a balanced mix of cash and equity, annual and longer-term incentives.

Emphasis on Long-Term Performance	Our long-term incentive program incorporates long-term financial performance metrics that are designed to align the executive’s interests with shareholders’ interests and are capped at industry standard levels. We also cap the number of shares that may be awarded to an individual in a calendar year.

Rigorous Share Ownership Requirements	We maintain robust share ownership requirements for our senior executives and directors. These requirements are intended to reduce risk by aligning the economic interests of executives and directors with those of our shareholders. A significant stake in future performance discourages the pursuit of short-term opportunities that can create excessive risk. See page 27 for more information.

Prohibition on Short Sales, Pledging and Hedging of Securities	We prohibit directors, officers and employees from entering into transactions involving short sales of our securities. Directors and officers also are prohibited from pledging or assigning Group 1 equity interests as collateral for a loan. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of our securities also are prohibited.

Clawback Policy	We maintain a comprehensive policy that provides for the recoupment of incentive compensation if we restate (as defined in the Clawback Policy) our financial statements and recoupment is required under the NYSE listing standards.

Post-Employment Covenants	Certain of our NEOs have contractually agreed to not engage in post-employment activities detrimental to the Company, such as disclosing proprietary information, soliciting Group 1 employees or engaging in competitive activities.

We believe that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation aligned with our shareholders’ interests.
SUCCESSION PLANNING OVERSIGHT
The CHR and GCR Committees provide oversight over CEO and senior management succession planning as follows:

Compensation & Human Resources Committee
•At least twice annually, including one joint meeting with the Board, reviews and assesses the development of potential successors for our CEO and other senior leadership.
•Recommends to the GCR Committee potential candidates for CEO succession.

Governance & Corporate Responsibility Committee
•Identifies and periodically updates the qualities and characteristics necessary for an effective CEO and other senior leaders of the Company.
•Responsible for developing and implementing the succession process for the CEO, including in the event of emergency or retirement.

At the annual joint meeting of the CHR Committee and the Board, the CEO and the Chief Human Resources Officer brief the Board on succession planning for key senior leadership roles, including the CEO role. The Board’s views are incorporated into succession plans, which are updated annually based on this feedback. Succession plans include readiness assessments, biographical information and career development plans.

22	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

CORPORATE RESPONSIBILITY OVERSIGHT
Our core values of integrity, transparency, professionalism, teamwork and respect underlie our commitment to conduct our business in ways that are principled and accountable to our shareholders and other key stakeholders, and the communities in which we do business. For updates on corporate responsibility efforts and to access our most recent reports, please visit https://www.group1corp.com/corporateresponsibility.
Our CEO is ultimately responsible for our corporate responsibility strategy and performance, with oversight by our Board. As with risk management oversight, the Board has allocated oversight responsibility for corporate responsibility matters to its committees, while retaining full Board oversight of matters that cut across the expertise of multiple committees.

Governance & Corporate Responsibility Committee	Compensation & Human Resources Committee	Audit Committee	Finance/Risk Management Committee
•Environmental responsibility & compliance •Health, safety & wellness •Community engagement and charitable efforts •Political giving and corporate foundation	•Human capital management, including talent attraction, development and engagement •Compensation plans and benefits	•Ethics & compliance	•Data privacy and security
The committees are regularly briefed by management on matters for which they have responsibility, including briefings on the Company’s programs, initiatives, goals, risks and opportunities related to these matters. The Board also discusses corporate responsibility risks and opportunities in the context of its review of the Company’s top enterprise risks and mitigation plans, strategic priorities and long-term planning.
Stakeholder Engagement and Responsiveness
Group 1 is committed to engaging in constructive and meaningful conversations with our shareholders, employees, customers, vendors, regulators and local communities to build long-term relationships. The Board values the input and insights of our stakeholders, and regularly monitors investor sentiment, shareholder voting results, and trends in governance, executive compensation, regulatory, environmental, social and other matters. Each year, management interfaces with prospective investors, existing shareholders and investment research analysts to discuss the Company’s publicly disclosed performance, business strategy and outlook, and corporate governance. These events include earnings teleconferences, investor calls, meetings, and conferences, non-deal roadshows and site visits.
Key topics include discussions regarding Company strategy, capital allocation, share repurchases, publicly disclosed acquisitions, the impact of our inventory supply on new and used vehicle sales, market trends, parts and service strategies, finance and insurance strategies, digital retail strategies and profitability. This interaction helps management and the Board to understand and consider the views of Group 1’s shareholders, perception of the investment community, and industry and economic outlook from research analysts, while enabling the Company to effectively operate in an evolving industry and economy with a focus of maximizing returns for our shareholders.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	23

Compensation of Directors

Pay Structure
ANNUAL RETAINER
The annual retainer paid to non-employee directors for the 2024 Board cycle is dependent upon the role each director holds, as follows:

Annual Cash Compensation(1)(2)	2024 ($)
Annual Retainer
Annual Cash Retainer	65,000
Equity Retainer(3)	225,000
Additional Annual Retainers
Non-Executive Chair of the Board	175,000
Audit Committee Chair	30,000
Compensation & Human Resources Committee Chair	25,000
Finance/Risk Management Committee Chair	25,000
Governance & Corporate Responsibility Committee Chair	25,000
(1)Annual cash retainers are paid quarterly.
(2)Non-employee directors do not receive additional compensation for attending regular Board or committee meetings.
(3)Paid as either restricted stock or restricted stock units, in each case valued at approximately $225,000 on the grant date.
EQUITY-BASED COMPENSATION
For 2024, our non-employee directors were paid an annual equity retainer consisting of either restricted stock or restricted stock units valued at approximately $225,000 on the grant date. Messrs. Pereira, Stanbrook, Szews and Quinn elected to receive restricted stock and Mses. Barth, Taylor and Wright and Mr. Mizell elected to receive restricted stock units. The grant was effective January 2, 2024, with the value determined based on the average of the high and low market price of our common stock on that date. Accordingly, each non-employee director received 739 shares of restricted stock or restricted stock units, as applicable. Mr. Kenningham receives no compensation for his service as a director.
Restricted stock or restricted stock units granted to our directors vest immediately upon grant and will settle upon the retirement, death or disability of the director. Since January 1, 2019, all restricted stock units have been settled in cash; prior thereto restricted stock units were settled in shares of common stock upon the termination of the director’s membership on our Board. All accrued dividends related to restricted stock units are also settled in cash upon termination of the director’s membership on our Board.
NONQUALIFIED DEFERRED COMPENSATION
Non-employee directors currently cannot defer director compensation under the Company’s Deferred Compensation Plan. However, previously deferred amounts remain deferred under the Deferred Compensation Plan until the originally scheduled payment date. Please see the section entitled “Executive Compensation — Nonqualified Deferred Compensation for the 2024 Fiscal Year” for a more fulsome description of the Company’s Deferred Compensation Plan.
Prior to January 1, 2021, the Company’s Deferred Compensation Plan permitted non-employee directors who elected to participate an opportunity to accumulate additional savings for retirement on a tax-deferred basis. These directors could defer in the Deferred Compensation Plan any portion of their cash compensation received for services provided to our Board or its committees, while remaining 100% vested in the deferred funds. We have complete discretion over how the deferred funds are utilized and they represent our unsecured obligation to the participants.

24	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

2024 Director Compensation
The following table sets forth a summary of the compensation we paid to our non-employee directors in 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1),(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
Carin M. Barth	95,000	224,867	59	319,926
Steven C. Mizell	65,000	224,867	—	289,867
Lincoln Pereira Filho	90,000	224,867	—	314,867
Stephen D. Quinn	65,000	224,867	—	289,867
Steven P. Stanbrook	65,000	224,867	—	289,867
Charles L. Szews	240,000	224,867	—	464,867
Anne Taylor	90,000	224,867	988	315,855
MaryAnn Wright	90,000	224,867	11	314,878
(1)The amounts included in the “Stock Awards” column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 6. Stock-Based Compensation Plans to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)Our directors are offered the option of taking their annual retainer in restricted stock or restricted stock units. In 2024, each non-employee director received 739 shares of restricted stock or restricted stock units, as applicable, in payment of the equity portion of the 2024 annual retainer.
(3)Amounts reported reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 5.89%. We do not sponsor a pension plan.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	25

Executive Officer Biographies
This section describes the business experience of our executive officers, other than Daryl Kenningham, our President and Chief Executive Officer, whose biography can be found on page 10.

Jamie Albertine (Age: 42)
Jamie Albertine was appointed Senior Vice President, Corporate Development and Procurement in September 2024. Jamie previously served as Group 1’s Vice President of Corporate Development since March 2023.

Albertine joined Group 1 with over 20 years’ experience in the automotive and financial services industries. Prior to joining Group 1, he served as Vice President, Strategic Initiatives and Corporate Development at MileOne Auto Group. At MileOne, he was responsible for driving growth and working to implement key strategic priorities across a portfolio of over 70 dealerships. Earlier in his career, Jamie served as Managing Partner/Senior Analyst at Consumer Edge Research and Director/Lead Analyst at Stifel Nicolaus & Co, Inc.
Jamie received his Bachelor of Economics degree from Harvard University.

Peter C. DeLongchamps (Age: 64)
Pete DeLongchamps has served as Group 1's Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs since December 2017. He previously served as Group 1’s Vice President, Manufacturer Relations, Financial Services and Public Affairs from

January 2012 through December 2017; Manufacturer Relations and Public Affairs from January 2006 through December 2011; and as Vice President, Manufacturer Relations from July 2004 through December 2005. Mr. DeLongchamps began his automotive retailing career in 1980, having served as District Manager for General Motors Corporation and Regional Operations Manager for BMW of North America, as well as various other management positions in the automotive industry. Immediately prior to joining Group 1 in 2004, he was President of Advantage BMW, a Houston-based automotive retailer. Mr. DeLongchamps also serves on the Board of Directors of the Kinder’s Texas Bowl and Houston Christian High School.

Gillian A. Hobson (Age: 53)
Gillian Hobson was appointed Group 1’s Senior Vice President, Chief Legal Officer and Corporate Secretary in January 2023. Before joining Group 1, Gillian was a partner at Vinson & Elkins in the firm’s Mergers and Acquisition/Capital Markets practice group, where, for over two decades, she represented public and private companies in corporate matters, including mergers and acquisitions, capital-raising transactions, securities disclosure, and corporate governance.
Gillian has been recognized by several publications including The Best Lawyers in America, Legal 500 U.S., Texas Super Lawyers and was selected to the 2022 500 Leading Dealmakers in America by Lawdragon. She served in several leadership positions with Vinson & Elkins, including on the firm-wide management committee and as co-chair of the firm’s Diversity Council.
Gillian holds a Bachelor of Arts degree from Harvard University, and a juris doctor from the University of Houston Law Center.

Michael D. Jones (Age: 73)
Michael (Mike) Jones has served as Group 1’s Senior Vice President of Aftersales since December of 2017. Mike previously served as Group 1’s Vice President of Collision Operations from July 2013 through December of 2017, as Director of Collision Operations from

March 2010 through July 2013 and as Director of Fixed (Aftersales) Operations from April 2007 through March 2010. Mike began his automotive career in 1975 with the Ryan Automotive Group, and has held various executive management positions with Cinergy Solutions, Inc. and the David McDavid Automotive Group. Prior to joining Group 1 in 2007, Mike served as the Director of Fixed Operations for Asbury Automotive, Inc. Mike has announced his intent to retire from his role as Senior Vice President, Aftersales effective September 1, 2025 and will remain as a part-time employee through December 31, 2025.

Daniel J. McHenry (Age: 50)
Appointed to Group 1's Senior Vice President and Chief Financial Officer role in August 2020. Prior to this role, McHenry served as Group 1's U.K. Finance Director since 2007. He is a native of Belfast, Northern Ireland and holds a Bachelor of Economics degree from Queens University

Belfast and a Master of Accounting and Management Science degree from Southampton University.
Additionally, he is a member of the Association of Chartered and Certified Accountants in the UK. Mr. McHenry joined Group 1 in 2007 as part of the acquisition of Chandlers BMW in southern England, Group 1's first venture in the UK. Prior to entering the auto retail business, McHenry had five years of experience with KPMG in the UK.

Shelley Washburn (Age: 57)
Shelley Washburn was appointed Group 1’s Senior Vice President and Chief Marketing Officer in September 2024. Shelley previously served as Group 1’s Vice President, Marketing and Chief Marketing Officer since January 2024.

Shelley joined Group 1 with over 30 years of automotive marketing and retail experience. Prior to joining Group 1, she was President of Gulf States Marketing and Strategic Advisor to Force Marketing, both automotive digital marketing firms that leverage technology to engage and retain customers.
A graduate of the University of Texas and the NADA Dealer Candidate Academy, Shelley has held a wide range of positions at Ford Motor Company, Gulf States Toyota, and MSX International. She also spent three years in a variety of dealership retail positions.
Shelley is a leader in a variety of philanthropic causes, including as an executive board member with Child Advocates and as a United Way Women’s Initiative volunteer. A demonstrated leader in supporting and advancing women in leadership positions, she has been recognized by the Houston Business Journal and National Women’s Council as an outstanding leader. Appointed by Texas Governor Greg Abbott, Shelley served on the Board of the Texas Department of Motor Vehicles, the agency’s primary policymaking arm focused on dealers, consumer automotive safety, and transportation infrastructure.

26	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Stock Ownership

Stock Ownership Requirements
Our rigorous stock ownership requirements, shown below, promote and strengthen the alignment of our non-employee directors and senior management with the interests of our shareholders.

10X	6X	3X	2X
annual base cash retainer for non-employee directors	base salary for our CEO	base salary for our Senior Vice Presidents	base salary for other officers

Shares for the purposes of determining compliance with the Group 1 Stock Ownership Policy are defined as Group 1 common stock held outright (by the executive/director or their spouse), restricted stock units, restricted stock awards, shares or share equivalents held in a Company savings plan or deferred compensation plan. Stock options, stock appreciation rights and performance share awards that have not achieved the performance requirements are excluded from the definition of shares under the Group 1 Stock Ownership Policy.
Non-employee directors must achieve their required ownership level within five years of joining the Board, and officers (including the NEOs) must achieve their ownership levels within five years of appointment to an officer role. Shares of common stock owned by the director and his or her immediate family members who share the same household, whether held individually or jointly, and grants of restricted stock and restricted stock units also count for purposes of the director stock ownership guidelines. Each of our directors and officers has met, or is expected to meet within the applicable timeframe, our current stock ownership requirements.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	27

Beneficial Stock Ownership of Directors and NEOs
The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors and nominees, our NEOs, our current directors and NEOs as a group, and any shareholders with over 5% of our common stock. Except as otherwise indicated, directors and NEOs possessed sole voting and investment power with respect to all shares of common stock in the table. In addition, except as otherwise indicated, all information is as of March 19, 2025.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)	Percent of Class Outstanding(3)
Daryl A. Kenningham(4)	43,741	*
Daniel J. McHenry	17,769	*
Gillian A. Hobson	4,399	*
Peter C. DeLongchamps	25,125	*
Michael D. Jones	9,833	*
Carin M. Barth	—	—
Steven C. Mizell	533	—
Lincoln Pereira Filho(5)	92,918	*
Stephen D. Quinn	53,050	*
Steven P. Stanbrook	9,392	*
Charles L. Szews	15,852	*
Anne Taylor	533	—
MaryAnn Wright	—	—
All directors and executive officers as a group (15 persons)	275,785(6)	2.1%
*    Represents less than 1% of the outstanding common stock.
(1)Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 730 Town & Country Blvd., Suite 500, Houston, Texas 77024.
(2)Includes restricted shares as to which the individual has voting, but not dispositive, power, as follows: Mr. Kenningham (20,905 shares), Mr. McHenry (5,498 shares), Mr. DeLongchamps (3,968 shares), Ms. Hobson (3,210 shares), Mr. Jones (6,260 shares), Mr. Albertine (1,384) and Ms. Washburn (787). Does not include restricted stock units as to which the directors do not have voting or dispositive power, as follows: Ms. Barth (13,177), Mr. Mizell (3,940), Ms. Taylor (10,811) and Ms. Wright (18,840). Restricted stock units do count towards the Company’s stock ownership requirements.
(3)Based on total shares outstanding of 13,041,128 at March 19, 2025.
(4)Includes 22,482.46 shares held in the Kenningham Management Trust.
(5)Mr. Pereira has shared voting and dispositive power with respect to 89,967 shares; all such shares are owned by Abbe Investments, Ltd., a British Virgin Islands company, owned 98% by Mr. Pereira and 2% by his spouse. In addition, Mr. Pereira has sole voting and dispositive power with respect to 2,951 shares.
(6)Includes 42,012 restricted shares as to which the executive officers currently have voting, but not dispositive, power. Does not include 39,017 performance shares as to which the executive officers do not have voting rights or dispositive power.

28	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Certain Beneficial Owners
The following table provides information about beneficial owners, known by us as of March 19, 2025, of 5% or more of our outstanding common stock (the “5% Shareholders”). Unless otherwise noted in the footnotes to the table, the 5% Shareholders named in the table have sole voting power with respect to all shares shown.

Name and Address of Beneficial Owner	Aggregate Number of Shares Owned	Percent Of Class Outstanding(1)
BlackRock, Inc. 50 Hudson Yards New York NY 10001	2,230,027	17.1%	(2)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,484,127	11.4%	(3)
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	872,749	6.7%	(4)
(1)Based on total shares outstanding of 13,041,128 at March 19, 2025.
(2)As reported on Amendment No. 18 to Schedule 13G as of September 30, 2024, and filed with the SEC on November 8, 2024. BlackRock, Inc., as a parent holding company or control person, has sole voting power over 2,159,052 shares, sole dispositive power over 2,230,027 shares, and aggregate beneficial ownership of 2,230,027 shares. The subsidiaries of BlackRock, Inc. that acquired the shares reported by BlackRock, Inc. are as follows: BlackRock Fund Advisors (which owns 5% or greater of the outstanding shares being reported in Amendment No. 18 to Schedule 13G), BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, SpiderRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The interest of one such person, BlackRock Fund Advisors, in the common stock of the Company, is more than 5% of the total outstanding common stock.
(3)As reported on Amendment No. 16 to Schedule 13G as of December 29, 2023, and filed with the SEC on February 13, 2024. The Vanguard Group, Inc. has shared voting power over 9,172 shares, sole dispositive power over 1,460,394 shares, shared dispositive power over 23,733 shares and aggregate beneficial ownership of 1,484,127 shares.
(4)As reported on Amendment No. 19 to Schedule 13G dated as of December 31, 2024, and filed with the SEC on January 23, 2025. Dimensional Fund Advisors LP, or certain of its subsidiaries (collectively, “Dimensional”) serve as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional possesses voting and/or investment power over shares of our common stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares held by the Funds. Dimensional has sole voting power as to 852,610 shares and sole dispositive power as to 872,749 shares. Dimensional disclaims beneficial ownership of all such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information about our equity compensation plans as of December 31, 2024:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	293,040	—	1,127,810
Equity compensation plans not approved by security holders	—	—	—
TOTAL	293,040	—	1,127,810

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	29

Proposal 2: Advisory Vote to Approve Executive Compensation

What am I voting on?
Each year we ask shareholders to approve, on an advisory basis, the compensation of our NEOs. Before voting, we encourage you to read and consider the Compensation Discussion and Analysis (“CD&A”) on pages 31-47, along with the compensation tables beginning on page 50.

HOW IS SHAREHOLDER FEEDBACK CONSIDERED?
Annually, our shareholders have the opportunity to cast an advisory vote on the compensation of our NEOs (the “Say-On-Pay Vote”), as disclosed in this proxy statement. As an advisory vote, this Proposal 2 is not binding on Group 1, our Board or the CHR Committee. However, the CHR Committee will consider the outcome of the vote when making future compensation decisions regarding our NEOs. Group 1 values and considers shareholder views when making executive compensation decisions.
WHY SHOULD I VOTE FOR THIS PROPOSAL?
Our Board recognizes that executive compensation is an important matter for our shareholders.
We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our shareholders, and the total compensation package provided to our NEOs (including potential payouts upon a termination or change of control) is materially consistent with market practice. We also believe our executive compensation is reasonable and competitive.
We believe that it is appropriate to seek the views of our shareholders on the design and effectiveness of our executive compensation program, and we value your opinion. At the 2024 Annual Meeting of Shareholders, approximately 98% of the shares voted on the Say-On-Pay Vote were in favor of the compensation paid to our NEOs. Consistent with the outcome of the 2024 shareholder vote in support of annual advisory votes on future executive compensation proposals, the Board intends to provide for annual “say on pay” advisory votes. The CHR Committee believes this vote strongly endorses the compensation philosophy, policies and practices of the Company and, therefore, it did not make any significant changes in the structure of our executive compensation program as a result of that Say-On-Pay Vote.
Accordingly, the Board recommends that shareholders vote FOR the following resolution:
“RESOLVED, that the compensation paid to our Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on an advisory basis.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, OUR EXECUTIVE COMPENSATION.

30	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Compensation Discussion and Analysis

What’s in this section?
In this section, we discuss our compensation philosophy and explain how our executive compensation program is structured to advance our fundamental compensation-related objective of aligning the interests of executives and shareholders, while attracting and retaining talented senior leaders. We also explain how our CHR Committee of the Board determined compensation for our NEOs listed below, as well as the CHR Committee’s rationale for specific 2024 pay decisions.

2024 Named Executive Officers (“NEOs”)

Daryl A. Kenningham Chief Executive Officer and President
Daniel J. McHenry Senior Vice President and Chief Financial Officer
Gillian A. Hobson Senior Vice President, Chief Legal Officer and Corporate Secretary
Peter C. DeLongchamps Senior Vice President, Financial Services and Manufacturer Relations
Michael D. Jones Senior Vice President, Aftersales

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	31

Executive Summary
SHAREHOLDER FEEDBACK ON COMPENSATION
Our shareholders have the right to approve annually, on an advisory non-binding basis, the compensation of our NEOs. At our 2024 Annual Meeting of Shareholders, approximately 98% of the votes cast were in favor of our executive compensation program. Because of this substantial support and our belief that our programs are appropriately aligned with shareholder interests, the CHR Committee did not make any significant changes to our compensation program or our general compensation philosophy following the vote. The CHR Committee will continue to consider the results of the vote for annual Say-on-Pay proposals when making compensation decisions for our NEOs and setting our compensation goals and philosophy.
In addition, at various times throughout the year, the CHR Committee considers feedback, if any, from our shareholders as well as more general developments in executive compensation principles. The CHR Committee uses this input to develop and implement the Company’s executive compensation philosophy, policies and programs. For additional information on the Say-on-Pay Vote with respect to the compensation paid to our NEOs in 2024, see page 30 above.

HOW WE ALIGN PAY AND PERFORMANCE
Our compensation program is designed to, among other things, align our executives’ performance with the interests of our shareholders.
The CHR Committee’s primary goal is to reward and recognize strong financial and operating performance and promote effective strategic leadership to drive long-term shareholder value. This pay-for-performance philosophy is embedded into the following key principles that underpin how the CHR Committee approaches the design of our executive compensation program:
Our Key Principles and Objectives

Competitive	Long-Term Focus
Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing our performance. Elements are benchmarked relative to peers.
For our most senior executives, long-term, equity-based compensation opportunities significantly outweigh short-term, cash-based opportunities. Annual objectives should lead to sustainable, long-term performance.

Balance	Pay-for-Performance
Annual and long-term incentive opportunities reward the appropriate balance of short-, medium- and long-term financial, strategic and operational business results, without encouraging excessive risk-taking.

A substantial portion of compensation is variable, contingent upon and directly linked to Company and individual performance. The portion of total compensation contingent on performance should increase with an executive’s level of responsibility.

Shareholder Alignment
The financial interests of our executives are aligned with the long-term interests of our shareholders through equity-based compensation and performance metrics that correlate with long-term shareholder value creation.

32	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Compensation Governance Best Practices
Our executive compensation and governance programs are designed to link pay with operational performance and increases in long-term shareholder value while avoiding incentives that could lead to excessive risk-taking. We have adopted the following policies and practices over time to accomplish such objectives:

We Do	We Do Not
Retain an independent compensation consultant	Pay tax gross-ups
Conduct a say-on-pay advisory vote annually	Use single-trigger equity vesting
Maintain robust stock ownership guidelines for our officers and directors	Design compensation plans that encourage excessive risk-taking
Maintain an incentive recoupment (i.e., clawback) policy	Permit short sales, pledging or hedging of Group 1 common stock by directors or employees
Rely on both financial goals for incentive compensation	Adjust terms of previous awards
Conduct competitive benchmarking to ensure executive officer compensation is aligned to market
Pay for performance, including performance-based shares over multi-year performance periods
Target total compensation at median of our peers
Overview of 2024 Pay Decisions
2024 Pay Mix
A majority of compensation for our NEOs in 2024 was “at-risk” compensation in the form of annual cash and long-term incentive awards that are contingent in part on Company performance and stock price performance. See pages 3-4 and 38-42 for details on the metrics we use in our compensation program and why they were chosen.

2024 Total Direct Compensation
In making annual pay decisions, the CHR Committee focuses primarily on “total direct compensation,” which includes three principal elements: base salaries, annual cash incentives and long-term incentives. These elements are discussed in detail on pages 38-42.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	33

The following chart shows the 2024 total direct compensation of our NEOs:

	Base Salary ($K)	Annual Incentive ($K)	Long-Term Incentive ($K)(1)	Total Direct Compensation ($K)
Daryl A. Kenningham	1,250	1,844	5,000	8,094
Daniel J. McHenry	780	685	1,150	2,615
Gillian A. Hobson	640	562	1,000	2,202
Peter C. DeLongchamps	598	525	750	1,873
Michael D. Jones	546	479	650	1,675
(1)Reflects target values approved by the CHR Committee for the LTI awards granted on February 12, 2024. These values differ from the values that will be reported in the Summary Compensation Table below for the same grants, which will be calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, and use accounting assumptions that are not applicable to the CHR Committee’s approval of a grant date target value for awards.

34	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

How We Make Pay Decisions and Assess Our Programs
ROLES AND RESPONSIBILITIES

Compensation & Human Resources Committee
Oversees, evaluates and approves our compensation programs
•Reviews and approves the financial, strategic and/or operational goals and objectives for the Company and our CEO that are used in the Company’s annual and long-term incentive programs.
•Assesses Company and CEO performance relative to the pre-established objectives set for the year.
•Evaluates the market competitiveness of executive officers’ compensation, as necessary.
•Approves executive officer (non-CEO) compensation and recommends CEO compensation to the Board for approval.
•Approves all executive compensation program design changes.
•Reviews risk assessments as they relate to our compensation arrangements, plans, policies and practices.
•Considers shareholder input regarding executive compensation decisions and policies.
•Reviews the Company’s initiatives and strategies relating to its human capital resources management function.
•Engages the CHR Committee’s independent compensation consultant, including approving the consultant’s compensation, determining the nature and scope of its services and evaluating its performance.

Management
CEO provides input and recommendations to the CHR Committee
•Presents the CHR Committee with recommendations for each principal element of compensation for other executive officers, excluding himself.
•Considers the performance of each executive officer, their business unit and/or function, market benchmarks, internal equity and retention risk.
•Provides his own performance self-assessment but otherwise has no role in the CHR Committee’s determination of his compensation or performance evaluation.
Other executives provide insight and assistance to the CHR Committee
•Our Chief Human Resources Officer, along with our Human Resources staff, provide insight on program design and gather compensation market data to assist the CHR Committee with its decision-making process. Management also has the responsibility, delegated to it by the CHR Committee, for the administration of executive compensation plans for Company employees who are not executive officers.

Independent Compensation Consultant
Provides an independent perspective and assessment
•Advises the CHR Committee on a variety of subjects, including compensation plan design and current market trends, pay-for-performance analytics, benchmarking data, risk assessment and related matters.
•Reports directly to the CHR Committee, participates in meetings as requested and communicates with the CHR Committee Chair between meetings, as necessary.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	35

2024 INDEPENDENT CONSULTANT ENGAGEMENT
In early 2024, the CHR Committee re-engaged Pearl Meyers & Partners, LLC (“PM&P”) as its independent consultant for the year. Prior to the engagement, the CHR Committee reviewed the firm’s performance, qualifications, independence and any potential conflicts of interest. PM&P did not perform other services for or receive other fees from the Company. As a result, the CHR Committee determined that PM&P qualified as an independent consultant and that there were no conflicts of interest between the two parties. During 2024, PM&P representatives attended all CHR Committee meetings.
COMPENSATION PEER GROUP AND USE OF MARKET DATA
How We Use Peer Group Data
The CHR Committee believes that to keep our executive compensation program sufficiently competitive, the target value of each principal element of compensation should approximate the market median of the companies Group 1 views as competitors for senior executive talent. For this reason, we compare our executive compensation program to the programs of companies within our Compensation Peer Group (“CPG”). In addition, we use market data from a broader group of companies to gain insight into general compensation trends and to supplement CPG market data when the CHR Committee finds it necessary or appropriate, but that does not change the core companies identified as peers for that year. The CHR Committee annually evaluates each compensation element and total direct compensation relative to the market for each executive officer’s role and makes adjustments as appropriate. However, individual compensation may vary from market median guidelines based on the CHR Committee’s assessment of other factors that it considers relevant, including the size and complexity of the Company and/or function, job scope, as well as factors specific to the executive including performance, retention risk, internal pay equity and tenure in the role.
How Our Peer Group is Constructed
Our CPG includes all of the publicly traded automotive consolidators, specialty retailers associated with automotive sales and automotive parts and service against whom we most directly compete. The companies included in our CPG are annually reviewed and updated by the CHR Committee. The CHR Committee discussed the Company’s CPG with PM&P in 2023. Based on that discussion, our CPG for 2024, shown below, was unchanged from 2023.

36	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

2024 Compensation Peer Group

Automotive Retail	Parts
Asbury Automotive Group, Inc.	Advance Auto Parts, Inc.

AutoNation, Inc.	AutoZone, Inc.

CarMax, Inc.	Genuine Parts Company

Lithia Motors, Inc.	LKQ Corporation

Penske Automotive Group, Inc.	O’Reilly Automotive, Inc.

Rush Enterprises, Inc.

Sonic Automotive, Inc.
When evaluating the compensation data and making compensation decisions, the CHR Committee has taken into consideration the variance in revenue size among our CPG. Additionally, when calculating a market value, the CHR Committee has considered other differences between our CPG and us, such as corporate structure, tenure of executive officers, variance in scope of duties for each officer and other factors. However, any application of market analysis data is tempered by our basic organizational philosophy, which is to remain as lean as practical. This guiding principle means that certain of our NEOs have a broad range of job responsibilities that, at certain companies included in our CPG, may be divided among multiple executive officers. The CHR Committee’s use of market analysis data for specific compensation components is described in more detail below.
Timeline for Compensation Decisions
The CHR Committee followed the process shown below in making pay decisions for each principal component of 2024 total direct compensation. Total direct compensation for each of our NEOs is shown on page 33.

4th Quarter of 2023	1st Quarter of 2024	1st Quarter of 2025

Approved 2024 base salary merit adjustments. Review proposed 2024 annual incentive plan design, including alternative financial metrics.
2024 base salary merit adjustments took effect January 1, 2024.
Approved adjusted net income and parts and service gross profit as the financial metrics for 2024 annual incentive plan.
2024 LTI awards granted.
Reviewed preliminary 2024 Company performance. Reviewed final 2024 Company performance. 2024 annual incentive awards paid.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	37

2024 Principal Elements of Compensation
BASE SALARY
To attract and retain talented and qualified executive officers, we provide competitive base salaries that are generally targeted at the CPG market median but may range above or below it based on tenure, experience, sustained performance over time, job scope and responsibilities, retention risk and internal pay equity. Each year, the CHR Committee reviews the CEO’s recommendations for base salary merit adjustments for our executive officers relative to market ranges for similar roles. The CHR Committee has complete discretion to modify or approve the CEO’s recommendations, and the CEO is not involved in the CHR Committee’s determination of his own base salary.
ANNUAL INCENTIVE AWARDS
Annual incentive awards, which are granted under the AIP, are an integral component of our executive compensation program. The AIP reinforces Company and individual or functional performance objectives, and enables us to attract, retain and motivate our executive talent.
How Annual Incentive Awards are Determined

NEO Annual Target Incentive	x	Performance Factor (100%) Financial-based 80% Adjusted Net Income from Continuing Operations 20% Parts and Service Gross Profit vs Budget	x	Individual modifier of between 0% and 120% based on a) CEO evaluation of performance for NEOs (other than the CEO) or b) CHR evaluation of performance for CEO	=	NEO’s Award Payout

Though performance relative to pre-established financial goals is the primary basis for determining the financial performance factors, the CHR Committee retains the right to make discretionary adjustments to the overall performance factors if it determines that such financial performance does not accurately reflect the overall quality of performance for the year. The individual modifier may adjust the award amount to between 0% and 120% of the amount of the incentive award earned based on our performance factors. Please see “How 2024 Performance Affected Incentive Payouts” on page 4 for the discussion of the adjustment made by the CHR Committee to adjusted net income from continuing operations as a result of the CDK Cyber Incident.
2024 Annual Incentive Payout Levels
Each NEO is eligible to receive an annual incentive with threshold, target and maximum payout levels set as a percentage of the NEO’s base salary as in effect on January 1, 2024. These payout levels are based on relevant market data for each NEO’s role and the target level generally approximates the median of our CPG as a NEO matures in the role.
Below are the 2024 threshold, target and maximum payout percentages under the AIP for each NEO:

	Annual Incentive Opportunity (as % of Base Salary)
Named Executive Officer	Threshold	Target	Max
Daryl A. Kenningham	70.0%	140.0%	280.0%
Daniel J. McHenry	41.7%	83.3%	166.7%
Peter C. DeLongchamps	41.7%	83.3%	166.7%
Gillian A. Hobson	41.7%	83.3%	166.7%
Michael D. Jones	41.7%	83.3%	166.7%

38	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Our Financial Performance Metrics
From time to time, the CHR Committee may change the performance metrics used under the AIP to incentivize management to improve different facets of operating performance or meet specific business objectives. For 2024, the CHR Committee selected adjusted net income from continuing operations and parts and service gross profit as the financial metrics under the AIP, weighted 80% and 20%, respectively. In so doing, the CHR Committee considered multiple factors, including the significant roles NEOs play in driving shareholder returns and the consistency of these metrics with those used by many of the Company’s peers. These metrics also reflect income statement performance for ongoing operations of the Company, consistent with the interests of our shareholders.

Adjusted Net Income from Continuing Operations

How is Adjusted Net Income from Continuing Operations defined?
We start with a GAAP measure: Group 1’s net income attributable to common shareholders.* Then we adjust for the impact of certain items that do not arise directly from core operations. These may include, in any given year, non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership, franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snowstorms. Please see Appendix A on page 79 for an explanation and reconciliation of this non-GAAP measure.

Why did the CHR Committee choose this metric?
The CHR Committee believes adjusted net income from continuing operations is relevant because it measures the immediate impact of operating decisions on Group 1’s overall performance, and includes the impact of items such as tax, interest and foreign exchange fluctuations, which are managed at the Corporate level.

Why do we use a non-GAAP financial metric for annual incentives?
Our non-GAAP performance measures encourage decision-making that considers long-term value creation but does not conflict with our short-term incentive metrics. Adjustments noted above allow for a clearer assessment of business performance and help to align our annual incentive goals with the non-GAAP financial expectations we communicate to shareholders.

Parts and Service Gross Profit*

Why did the CHR Committee choose this metric?
The CHR Committee believes parts and service gross profit is an important measure given the contribution of the parts and service line of business to Group 1’s overall profitability and the strategic nature of this line of business in our future success.

*    As reported in our Annual Report on Form 10-K for the year ended December 31, 2024.
For 2024, the CHR Committee set threshold, target and maximum goals for adjusted net income from continuing operations and parts and service gross profit, where threshold was considered achievable, target was considered challenging yet attainable and maximum was considered possible with significant effort.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	39

How We Performed on Our 2024 Financial Performance Metrics
The CHR Committee established goals for adjusted net income from continuing operations and parts and service gross profit at threshold, target and maximum performance levels for the Company. Performance below the threshold level results in no payout under the AIP. As discussed earlier in “The CDK Cybersecurity Incident” on page 4, the CHR Committee determined it was appropriate to further adjust adjusted net income from continuing operations in light of effectiveness of management and the Company in navigating the outage, preventing the loss of customer or other data and being the first public retailer to recover operations.

	Weight	Threshold		Target		Maximum		2024 Results
Adjusted Net Income from Continuing Operations*	80%	$446	million	$557	million	$613	million	$548	million	(1)
Parts and Service Gross Profit	20%	$1,157	million	$1,285	million	$1,478	million	$1,368	million
*    Please see Appendix A on page 79 for an explanation and reconciliation of this non-GAAP measure.
(1)Adjusted based on the CDK Cyber Incident as discussed above in “How 2024 Performance Affected Incentive Payouts” on page 4.
The achievement of the threshold, target and maximum levels of performance for the adjusted net income from continuing operations metric would result in payouts as a percentage of base salary as follows:

Adjusted Net Income from Continuing Operations	Annual Incentive Paid as % of Base Salary
Named Executive Officer	Threshold	Target	Max	2024 Results
Daryl A. Kenningham	56.0%	112.0%	224.0%	107.5%
Daniel J. McHenry	33.3%	66.7%	133.3%	64.0%
Gillian A. Hobson	33.3%	66.7%	133.3%	64.0%
Peter C. DeLongchamps	33.3%	66.7%	133.3%	64.0%
Michael D. Jones	33.3%	66.7%	133.3%	64.0%
The table below details the target percentage for the parts and service gross profit goal for each NEO and the actual achievement in 2024.

Parts and Service Gross Profit	Annual Incentive Paid as % of Base Salary
Named Executive Officer	Threshold	Target	Max	2024 Results
Daryl A. Kenningham	14.0%	28.0%	56.0%	40.0%
Daniel J. McHenry	8.3%	16.7%	33.3%	23.8%
Gillian A. Hobson	8.3%	16.7%	33.3%	23.8%
Peter C. DeLongchamps	8.3%	16.7%	33.3%	23.8%
Michael D. Jones	8.3%	16.7%	33.3%	23.8%

40	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

How Performance Affected Payouts
Below are the weighted results and actual 2024 payouts for our NEOs when combining the financial metrics, adjusted net income from continuing operations and parts and service gross profit goals for 2024. None of the NEOs received an individual modifier adjustment for the 2024 year.

	Annual Incentive Paid as % of Base Salary
Named Executive Officer	Adjusted Net Income from Continuing Operations	Parts and Service Gross Profit	Total
Daryl A. Kenningham	107.5%	40.0%	147.5%
Daniel J. McHenry	64.0%	23.8%	87.7%
Gillian A. Hobson	64.0%	23.8%	87.7%
Peter C. DeLongchamps	64.0%	23.8%	87.7%
Michael D. Jones	64.0%	23.8%	87.7%
How Our Annual Incentive Plan Changed for 2025
As part of our annual compensation review including the competitive compensation analysis prepared by PM&P, the CHR Committee reviewed and approved certain changes to the 2025 compensation of our NEOs. In addition, the CHR Committee approved adjusted net income from continuing operations and a U.K. performance goal, weighted 80% and 20%, respectively, as the performance metrics for the 2025 annual incentive plan. The adoption of the U.K. performance goal was considered appropriate by the CHR Committee in light of the Company's significant expansion in the U.K. due to the 2024 acquisition of the Inchcape Retail business.
LONG-TERM INCENTIVE AWARDS
The CHR Committee annually reviews the design of our LTI awards made pursuant to the Company’s then-current long term incentive plan (the “LTIP”) to ensure consistency with our program’s fundamental objective of aligning the interests of executives and shareholders, while attracting and retaining talented senior leaders. Our annual LTI awards are subject to three-year, service-based (and in the case of performance shares, performance-based) vesting requirements, with exceptions for death, disability, retirement, change-in-control and certain qualifying involuntary terminations.
LTI Award Mix
The LTI award mix for all of our NEOs, other than Mr. Jones who has historically received 100% of his LTI award in restricted stock, is shown below:

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	41

Performance Share Awards
Our 2024 performance share awards will vest following the end of a three-year period, subject to Company performance relative to pre-established return on invested capital, and relative total shareholder return performance goals, which are measured over a two-year performance period.
Performance Goals and Weightings for Performance Shares

Metric(1)	Weighting	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
Return on Invested Capital (“ROIC”)
•Calculated using a quarterly average over the performance period	50%	10.5-11.99%(2)	12.0-12.99%	13.0-14.5%(3)
Relative Total Shareholder Return (“rTSR”)(4)
•Measures GPI’s cumulative two-year rTSR(5) percentile rank relative to five domestic automotive retail companies •Payout for this portion of the award is capped at 100% of target if GPI’s rTSR is negative	50%	25% below the median company rTSR	Equal to the median company rTSR	50% or more above the median company rTSR
(1)Performance goals are based on actual performance targets achieved. See page 4 for performance metrics.
(2)For ROIC between 10.5% and 11.99%, payout is extrapolated between 50% and 100%.
(3)For ROIC between 13.0% and 14.5%, payout is extrapolated between 100% and 200%.
(4)Comparator group consists of Lithia Motors, AutoNation, Sonic Automotive, Penske Automotive Group and Asbury Automotive Group.
(5)Attainment within performance parameters is subject to interpolation on a linear basis, with adjustments upward or downward from the target 100% payout by 2.0% for each percentage point Group 1’s rTSR is above or below that of the median company’s rTSR.
Limit on Maximum Vesting Value
If the value of performance shares subject to rTSR performance at vesting (valued by multiplying the number of performance shares vesting by the closing Group 1 stock price on the vest date) is greater than 400% of the value of the performance shares at grant (valued by multiplying the number of performance shares at target-level performance by the closing Group 1 stock price on the grant date), the vesting factor will be reduced so that the value delivered to our NEOs will be no greater than 400% of the grant value (the “Maximum Value Limit”).
What the CHR Committee Considers when Setting Performance Goals
When setting financial performance goals for our performance share awards, the CHR Committee considers various long-term business factors, including macroeconomic market trends.
For details regarding the potential vesting (or forfeiture of) the performance share awards, please see the section entitled “Executive Compensation — Potential Payments upon Termination or Change in Control.” The performance share award agreements entered into with our NEOs pursuant to the LTIP provide that upon a NEO’s termination due to death or disability, the number of performance shares that will be earned following the performance period will be based on actual performance. If a NEO’s employment is terminated due to a planned retirement, the performance shares will convert to time-based restricted stock awards that will continue to vest, subject to the officer’s compliance with applicable restrictive covenants, until the second anniversary of the NEO’s termination of employment. Such a conversion will occur based on the actual performance achieved during the performance period. All other terminations of employment will result in a forfeiture of the performance shares without payment.
How Our Performance Share Metrics Changed in 2025
As part of our annual compensation review including competitive analysis prepared by PM&P, the CHR Committee reviewed and approved certain changes to the 2025 compensation of our NEOs. As a result, the CHR Committee approved adjusted earnings per share (“EPS”) and rTSR, each weighted at 50% respectively, as the performance goals for the 2025 performance share awards. The CHR Committee believes utilizing adjusted EPS instead of ROIC as a performance goal is advisable because most members of management have limited influence over significant capital allocation decisions, while adjusted EPS is a clearer metric for management and is more aligned with the compensation practices of our peers.
Restricted Stock Awards
Restricted stock awards made to our NEOs vest ratably over a three-year period to encourage long-term retention of recipients with the Company.

42	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

2024 CEO Pay Decisions

Daryl A. Kenningham DIRECTOR, PRESIDENT & CHIEF EXECUTIVE OFFICER Age: 60 Company Tenure: 13 Years

The CHR Committee assessed Mr. Kenningham’s 2024 performance favorably. Under his leadership, the Company advanced our key priorities while achieving strong financial performance for the year and positioning the Company for future long-term sustainable growth. The CHR Committee’s compensation decisions, discussed below, reflect the Committee’s assessment of Company organic growth, execution of acquisition strategy, leadership development and management of U.K. operations under Mr. Kenningham’s leadership.

Compensation Overview
Base Salary. Mr. Kenningham received an annual merit increase from $1,100,000 to $1,250,000 effective January 1, 2024, which was slightly below the median of our CPG.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established financial goals of adjusted net income from continuing operations and parts and service gross profit, the CHR Committee approved an annual incentive award of $1,843,761 for 2024.
LTI. In consideration of Mr. Kenningham’s strong 2024 performance, the CHR Committee approved a 2024 LTI award increase from $3.5 million to $5 million for Mr. Kenningham.

$2,500,000
Restricted Stock
$1,250,000
Base Salary
85% At-Risk Compensation
$1,843,761
Annual Incentive
$2,500,000
Performance Shares
Total Direct Compensation: $8,093,761

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	43

2024 Pay Decisions for Other NEOs
The CHR Committee makes annual compensation decisions for our NEOs based on their individual performance and the overall performance of the Company. In the following pages, we describe the components of total direct compensation for each NEO for 2024, noting aspects of their individual performance that contributed to the CHR Committee’s pay decisions (see page 3 for an explanation of total direct compensation).

Daniel J. McHenry SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER Age: 50 Company Tenure: 18 Years

Compensation Overview
Base Salary. Mr. McHenry received an annual merit increase from $700,000 to $780,000 effective January 1, 2024, which is aligned with the market for his role.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established financial goals of adjusted net income from continuing operations and parts and service gross profit, the CHR Committee approved an annual incentive award of $684,826 for 2024.
LTI. The CHR Committee approved a 2024 LTI award increase from $850,000 to $1,150,000 for Mr. McHenry.

$575,000
Restricted Stock
$780,000
Base Salary
70% At-Risk Compensation
$575,000
Performance Shares
$684,826
Annual Incentive
Total Direct Compensation: $2,614,826

Gillian A. Hobson SENIOR VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY Age: 53 Company Tenure: 2 Years

Compensation Overview
Base Salary. Ms. Hobson received an annual merit increase from $575,000 to $640,000 effective January 1, 2024, which is aligned with the market for her role.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established financial goals of adjusted net income from continuing operations and parts and service gross profit, the CHR Committee approved an annual incentive award of $561,908 for 2024.
LTI. The CHR Committee approved a 2024 LTI award increase from $700,000 to $1 million for Ms. Hobson.

$500,000
Restricted Stock
$640,000
Base Salary
71% At-Risk Compensation
$500,000
Performance Shares
$561,908
Annual Incentive
Total Direct Compensation: $2,201,908

44	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Peter C. DeLongchamps SENIOR VICE PRESIDENT, MANUFACTURER RELATIONS, FINANCIAL SERVICES AND PUBLIC AFFAIRS Age: 64 Company Tenure: 20 Years

Compensation Overview
Base Salary. Mr. DeLongchamps base salary reflects his oversight responsibilities for multiple functional areas of the Company. He received an annual merit increase from $575,000 to $598,000 effective January 1, 2024.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established financial goals of adjusted net income from continuing operations and parts and service gross profit, the CHR Committee approved an annual incentive award of $525,033 for 2024.
LTI. The CHR Committee approved a 2024 LTI award increase from $700,000 to $750,000 for Mr. DeLongchamps.

$375,000
Restricted Stock
$598,000
Base Salary
68% At-Risk Compensation
$375,000
Performance Shares
$525,033
Annual Incentive
Total Direct Compensation: $1,873,033

Michael D. Jones SENIOR VICE PRESIDENT, AFTERSALES Age: 73 Company Tenure: 18 Years

Compensation Overview
Base Salary. Mr. Jones base salary reflects his long tenure in the role. Mr. Jones received an annual merit increase from $525,000 to $546,000 effective January 1, 2024.
Annual Incentive Award. As a result of the Company’s performance relative to the pre-established financial goals of adjusted net income from continuing operations and parts and service gross profit, the CHR Committee approved an annual incentive award of $479,378 for 2024.
LTI. The CHR Committee approved a 2024 LTI award of $650,000 for Mr. Jones, who has historically received his LTI awards in shares of restricted stock.

$650,000
Restricted Stock
$546,000
Base Salary
67% At-Risk Compensation
$479,378
Annual Incentive
Total Direct Compensation: $1,675,378

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	45

Other Compensation Elements
RETIREMENT AND DEFERRED COMPENSATION BENEFITS
401(k) Plan
We maintain the Group 1 Automotive, Inc. 401(k) Savings Plan (the “401(k) Savings Plan”) to assist eligible employees in providing for their retirement. Employer matching contributions may be in the form of cash, shares of our common stock or a combination of both, as determined by the CHR Committee. All of our matches have been in cash for all employees. Amounts that we contributed to each NEO’s 401(k) Savings Plan account are disclosed in the Summary Compensation Table below.
Employee Stock Purchase Plan
Generally, under the Group 1 Automotive, Inc. Employee Stock Purchase Plan, all employees, including our NEOs, have the opportunity to purchase up to $25,000 of our common stock annually at a 15% discount to market, but no more than 3,000 shares of common stock may be purchased per quarter. We offer this additional equity incentive to all of our employees to further promote their interest in enhancing shareholder value.
Deferred Compensation Plan
The Group 1 Automotive, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed as a retention tool for our corporate and regional officers, dealership general managers and other key employees. The Deferred Compensation Plan enables participants to accumulate savings for retirement on a tax-deferred basis. For a more detailed discussion of the Deferred Compensation Plan, please see the section entitled “Executive Compensation — Nonqualified Deferred Compensation for the 2024 Fiscal Year.”
LIMITED PERQUISITES AND OTHER BENEFITS
We provide our NEOs with certain modest perquisites and other benefits, which the CHR Committee believes contribute to recruitment and retention and are consistent with market practice.
Our approach to NEO perquisites is based on the CHR Committee’s belief that the continued health and financial well-being of our senior leaders is of vital interest to the Company and our shareholders. Perquisites and other benefits for our NEOs generally consist of enhanced basic life and long-term disability insurance and an executive physical.
Status of Perquisites and Benefits

Vehicle Use/Allowance
Mr. Kenningham was provided with two vehicles for his use during 2024. Each of our Senior Vice Presidents receives a vehicle allowance of $15,000 per year and the use of one vehicle. Vice Presidents are typically provided a vehicle allowance of $11,300 per year.

Executive Physical
All NEOs are eligible to participate in the same healthcare benefits offered to other employees of the Company. However, they are also eligible for a comprehensive annual executive physical, a benefit that is capped at $1,250 annually.

Personal Aircraft Usage	Our policy allows our CEO to use the corporate aircraft for 40 hours of personal use, for which he reimburses the Company based on the published standard industry fare level valuation method.

46	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS
We have employment and other compensatory agreements with certain NEOs to ensure they will perform their roles for an extended period of time. Certain provisions contained in these agreements, such as non-competition and non-solicitation provisions, as well as change in control severance arrangements, are essential to retaining our talent and protecting our shareholders. We believe it is appropriate to compensate individuals to refrain from working with competitors following termination, and that providing continuing (and forfeitable) compensation during the period of a restrictive covenant enhances the enforceability of such agreements. Similarly, these agreements provide for severance compensation to be paid if an officer’s employment is terminated under certain conditions, such as following a corporate change, involuntary termination, termination by us for “cause,” or death or disability, each as defined in the applicable NEOs agreement.
These agreements are described in more detail under “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment, Incentive Compensation and Non-Compete Agreements.”
Corporate Change
In certain scenarios, the potential to merge with or be acquired by another entity may be in the best interests of our shareholders. We provide severance compensation to certain NEOs if their employment is terminated following a merger or similar corporate change transaction. As previously discussed, we do not provide any excise tax gross-ups to any of our NEOs.
Termination Without Cause
If we terminate the employment of certain NEOs without “cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits, as described in detail in “Executive Compensation — Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated officer will be bound by confidentiality, non-solicitation and non-compete restrictions, ranging from one to two years after termination. Parties with existing agreements have mutually agreed to a severance package prior to any termination event, which gives us the flexibility to make changes in senior management if such change is in the best interests of our Company and our shareholders.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	47

Other Executive Compensation Policies and Practices
CLAWBACK POLICY
The CHR Committee maintains the Group 1 Automotive, Inc. Incentive-Based Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy is compliant with the clawback rules and regulations that went into effect during 2023. The Clawback Policy provides that if we are required to prepare an accounting restatement of any of our financial statements due to material noncompliance with any financial reporting requirement under U.S. securities laws, the CHR Committee will take prompt action to recoup applicable incentive-based compensation by certain covered persons, which include our NEOs. For purposes of the Clawback Policy, incentive-based compensation includes any compensation granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, but it does not include base salaries, discretionary cash bonuses, awards based upon subjective, strategic or operational standards and equity awards that vest solely on the passage of time.
PROHIBITIONS ON CERTAIN TRANSACTIONS INVOLVING GROUP 1 STOCK
Our directors and NEOs, as well as our employees or their designees, are prohibited from engaging in “short sales” of our stock or otherwise hedging the risk of ownership of our stock regardless of the manner in which the stock was attained (i.e., as an award from our LTIP, a gift, or from a direct purchase of the stock in the open market). Hedging is generally defined as purchasing a financial instrument that does, or is intended to, hedge or offset any decrease in the market value of our stock. We have also adopted a policy that prohibits our directors and executive officers from pledging their Company stock or engaging in any other transaction that has the effect of using Group 1 securities as collateral.
TAX DEDUCTIBILITY OF INCENTIVE COMPENSATION
While the CHR Committee considers the deductibility of compensation paid to our NEOs as one factor in its determinations, the CHR Committee will ultimately structure compensation in a manner that meets our business, retention and incentive goals, even if some of it may be non-deductible.
CERTAIN EQUITY AWARD GRANTS
We do not currently grant stock options or option-like equity awards to our employees or directors. Consequently, we do not currently have a formal practice or policy with respect to the grant of stock options or option-like awards.

48	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Report of the Compensation & Human Resources Committee

During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Compensation & Human Resources Committee reviewed and discussed the disclosure set forth under the heading “Compensation Discussion and Analysis” with management. Based on the reviews and discussions, the Compensation & Human Resources Committee recommended to the Board of Directors that the disclosure set forth under the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Group 1 Automotive, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted by the Compensation & Human Resources Committee of the Board of Directors,
Anne Taylor (Chair)
Steven C. Mizell
Stephen D. Quinn
Steven P. Stanbrook
Charles L. Szews
MaryAnn Wright

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	49

Executive Compensation

Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to the compensation granted or earned for services rendered in all capacities during 2024, 2023 and 2022. Our NEOs consist of five executive officers, consistent with SEC rules, including our CEO and our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Daryl A. Kenningham President and Chief Executive Officer	2024	1,250,000	—	4,999,757	1,843,761	179,731	397,314	8,670,563
	2023	1,100,000	—	3,499,802	1,849,705	216,857	607,936	7,274,300
	2022	890,399	—	2,499,932	1,514,281	242,130	323,895	5,470,637
Daniel J. McHenry Senior Vice President and Chief Financial Officer	2024	780,000	—	1,149,776	684,826	12,334	40,964	2,667,900
	2023	700,000	—	849,798	673,312	9,765	32,173	2,265,048
	2022	620,000	—	749,858	697,500	6,617	36,276	2,110,251
Gillian A. Hobson Senior Vice President, Chief Legal Officer and Corporate Secretary	2024	640,000	—	999,951	561,908	645	41,661	2,244,165
	2023	551,042	300,000	699,914	528,833	—	32,545	2,112,333
Peter C. DeLongchamps Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs	2024	598,000	—	749,964	525,033	72,899	38,912	1,984,808
	2023	575,000	—	699,914	596,203	88,218	29,413	1,988,748
	2022	541,059	35,000	699,995	608,692	100,180	27,653	2,012,579
Michael D. Jones Senior Vice President, Aftersales	2024	546,000	—	650,081	479,378	103,323	37,499	1,816,281
	2023	525,000	—	699,914	478,734	117,304	28,393	1,849,345
(1)For Mr. DeLongchamps, reflects a one-time, special bonus paid in special recognition of his successful engagement in 2022 with our manufacturer partners. For Ms. Hobson, reflects a one-time hiring bonus paid to Ms. Hobson when she joined the Company on January 16, 2023.
(2)The amounts in the “Stock Awards” column reflect the required accounting expense for restricted stock and performance share awards and do not correspond to the actual value that may be recognized by our NEOs with respect to such awards; instead, they represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation in connection with awards granted under the LTIP. Assumptions made in the calculation of these amounts are included in Note 6. Stock-Based Compensation Plans and Note 5. Stock-Based Compensation Plans to the audited financial statements included in our Annual Reports on Form 10-K for the applicable fiscal years. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. For example: as of December 31, 2024, our NEOs had not realized any value from their 2024 restricted stock awards because vesting will not begin until 2025, when forfeiture restrictions will lapse as to 33% of the awards. Forfeiture restrictions will lapse as to the remaining 67% of the 2024 awards in a 33% increment in 2026 and a 34% increment in 2027. Regarding performance share awards granted in 2024, assuming performance is satisfied, they are scheduled to vest on December 31, 2025, and vested shares will be released on December 31, 2026. With respect to the one-half portion of the performance share awards that are based on ‘performance conditions’ for accounting purposes (as opposed to market conditions), if we assumed that the probable accounting value was based on the maximum payout for the awards, the grant date values would have been as follows: Mr. Kenningham, $2,499,879; Mr. McHenry, $574,888; Ms. Hobson, $499,976 and Mr. DeLongchamps, $374,842. Vesting schedules for equity awards can be found in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table.

50	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

(3)Annual cash incentive awards based upon the achievement of financial and performance-based goals. This is discussed further under “2024 Principal Elements of Compensation — Annual Incentive Awards”.
(4)Amounts reflect above-market earnings on the Deferred Compensation Plan, as defined by earnings in excess of 120% of the applicable federal long-term rate, with compounding interest of 5.89%. We do not offer a pension plan.
(5)The following table reflects the categories of compensation and benefits included under “All Other Compensation” for 2024:

Name	Year	401(k) Savings Plan Matching Contribution ($)	Automobile Allowance ($)	Use of Demonstrator Vehicles(a) ($)	Airplane Use(b) ($)	Gift Card & GTL ($)	Total ($)
Daryl A. Kenningham	2024	11,500	—	28,884	353,268	3,662	397,314
Daniel J. McHenry	2024	12,670	15,000	12,083	—	1,211	40,964
Gillian A. Hobson	2024	10,780	15,000	14,670	—	1,211	41,661
Peter C. DeLongchamps	2024	12,248	15,000	7,977	—	3,687	38,912
Michael D. Jones	2024	11,045	15,000	6,151	—	5,303	37,499
(a)Represents the incremental cost for personal use of one or more Company demonstrator vehicles. The incremental cost is determined by multiplying the annual lease value of the vehicle by the percentage of personal use, which we track through travel logs.
(b)In the event that Mr. Kenningham or his family members make use of the airplane, he reimburses us for their personal costs. The amount within this column represents the incremental cost to us of providing this benefit to Mr. Kenningham, which is generally the difference between the amount paid by Mr. Kenningham for the use of our leased airplane under the standard industry fare level method and the lease cost to the Company for such use.
Grants of Plan-Based Awards
The following table provides information concerning each grant of an award made to our NEOs under the AIP and the LTIP during 2024:

		Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Possible Payouts Under Equity Incentive Plan Awards(2)
		Total (ANICO + PSGP)			Performance Shares			All Other Stock Awards: # of Shares of Stock or Units(3) (#)	Grant Date FV of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daryl A. Kenningham		875,000	1,750,000	3,500,000
	2/12/2024				4,455	8,910	17,820		2,499,879
	2/12/2024							8,910	2,499,879
Daniel J. McHenry		325,000	650,000	1,300,000
	2/12/2024				1,024	2,049	4,098		574,888
	2/12/2024							2,049	574,888
Gillian A. Hobson		266,666	533,334	1,066,666
	2/12/2024				891	1,782	3,564		499,976
	2/12/2024							1,782	499,976
Peter C. DeLongchamps		249,166	498,334	996,666
	2/12/2024				668	1,336	2,672		374,842
	2/12/2024							1,336	374,842
Michael D. Jones		227,500	455,000	910,000
					—	—	—
	2/12/2024							2,317	650,081

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	51

(1)These columns reflect the possible payouts for 2024 under the AIP. The amounts shown in the “Threshold”, “Target” and “Maximum” columns assume achievement of 100% of the financial metrics under each performance tier for each NEO. See the “Annual Incentive Plan Compensation” column of the 2024 Summary Compensation Table for actual amounts paid to NEOs under the annual incentive compensation plan for services performed in 2024 and the “2024 Principal Elements of Compensation — Annual Incentive Awards” for a description of the AIP and how the payouts were determined.
(2)These columns reflect the threshold, target and maximum number of shares that may be earned by the respective NEO based solely on performance levels achieved with respect to the performance share awards granted in 2024. The “Threshold” column reflects 50% of the target number of the award; the “Target” column reflects 100% of the target number of the award; and the “Maximum” column reflects 200% of the target number of the award. However, the awards were designed with a Maximum Value Limit, a supplemental maximum payout formula that is described further within the CD&A above. This Maximum Value Limit could potentially alter the number of shares of underlying common stock that could become payable pursuant to the award under any of the performance levels.
(3)These amounts reflect the grants of restricted stock to the NEOs.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The following is a discussion of material factors we believe are necessary to form an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for 2024.
EMPLOYMENT, INCENTIVE COMPENSATION AND NON-COMPETE AGREEMENTS
As stated above, we have compensatory agreements with certain NEOs to facilitate, among other things, retention. As a result, we have entered into the following arrangements with Mr. Kenningham and Mr. McHenry.
Daryl A. Kenningham
Effective June 6, 2011, we entered an incentive compensation, confidentiality, non-disclosure and non-compete agreement with Mr. Kenningham (the “Kenningham Incentive Agreement”). Under the Kenningham Incentive Agreement, Mr. Kenningham is subject to certain non-compete restrictions and other customary restrictive covenants such as a confidentiality provision. Mr. Kenningham remains subject to the non-compete for two years following his termination of employment.
Daniel J. McHenry
We provided Mr. McHenry with an offer letter in connection with his appointment as Senior Vice President and Chief Financial Officer, setting forth the terms of his appointment. On August 20, 2020, in connection with his promotion and relocation to the U.S., we entered a retention, confidentiality and non-compete agreement with Mr. McHenry (the “McHenry Retention Agreement”). The McHenry Retention Agreement granted him an initial restricted stock award of 2,067 shares, of which 80% vested as of December 31, 2024. The McHenry Retention Agreement also provided he would be eligible to receive future stock awards based on his performance and approval by the CHR Committee.
For a discussion regarding amounts payable pursuant to the Kenningham Incentive Agreement and the McHenry Retention Agreement, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

52	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning restricted stock awards and performance share awards for our NEOs. As of December 31, 2024, none of our NEOs held any stock options.

	Restricted Stock Awards(1)					Performance Share Awards(2)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(4) ($)		Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested(3) ($)
Daryl A. Kenningham	02/17/2020	2,672		1,126,195		—	—
	02/19/2021	4,081		1,720,060		—	—
	02/15/2022	4,287		1,806,885		—	—
	02/14/2023	5,093		2,146,598		—	—
	02/14/2023	7,600	(2)	3,203,248	(2)	—	—
	02/12/2024	8,910		3,755,387		8,910	3,755,387
Daniel J. McHenry	02/19/2020	510		214,955		—	—
	08/18/2020	415		174,914		—	—
	02/19/2021	1,020		429,910		—	—
	02/15/2022	1,286		542,023		—	—
	02/14/2023	1,237		521,371		—	—
	02/14/2023	1,845	(2)	777,631	(2)	—	—
	02/12/2024	2,049		863,613		2,049	863,613
Gillian A. Hobson	02/14/2023	1,019		429,488		—	—
	02/14/2023	1,520	(2)	640,650	(2)	—	—
	02/12/2024	1,782		751,077		1,782	751,077
Peter C. DeLongchamps	02/17/2020	1,069		450,562		—	—
	02/19/2021	1,633		688,277		—	—
	02/15/2022	1,201		506,197		—	—
	02/14/2023	1,019		429,488		—	—
	02/14/2023	1,520	(2)	640,650	(2)	—	—
	02/12/2024	1,337		563,519		1,336	563,097
Michael D. Jones	02/17/2020	815		343,506		—	—
	02/19/2021	1,360		573,213		—	—
	02/15/2022	2,401		1,011,973		—	—
	02/14/2023	2,037		858,555		—	—
	02/12/2024	2,317		976,569		—	—
(1)This footnote is applicable to all awards within this column, other than awards specifically designated as being discussed in footnote 2 below. Forfeiture restrictions on our restricted stock awards prior to 2023 lapse over a five-year period in the following percentages: 40% of the award on the second anniversary of the grant date, and 20% on the third, fourth and fifth anniversaries of the grant date, respectively. Starting with the restricted stock awards granted in 2023, the forfeiture restrictions lapse over a three-year period in the following percentages: 33% of the award on the first and second anniversary of the grant date, respectively, and 34% on the third anniversary of the grant date.
(2)Performance share awards are earned based on the Company’s performance over a designated performance period, as described in more detail within the CD&A above, as well as an additional one-year service requirement. The shares disclosed in these rows reflect performance share awards that have been earned as of December 31, 2024, and remain subject solely to time-based vesting requirements. For the performance share awards granted on February 14, 2023, the performance period began on January 1, 2023, and ended on December 31, 2024. The service-based vesting date for these awards will continue to be in effect until December 31, 2025. The values included in these rows are reflective of the actual shares earned as of the end of the performance period, which will remain outstanding and subject to vesting conditions until the vesting date.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	53

(3)For the performance share awards granted on February 12, 2024, the performance period began on January 1, 2024, and ends on December 31, 2025. The service-based vesting date is December 31, 2026. Due to the rules required for this table, the number of outstanding performance-based equity awards must be reported at the next highest level above where the awards were tracking as of December 31, 2024, therefore we have reflected values in the table at an aggregate maximum values. However, as of December 31, 2024, the rTSR portion of the awards was tracking at 156.2% of target, while the EPS portion of the awards were tracking at 94% of target.
(4)Calculated using the value of our common stock at close of market on December 31, 2024, the last trading day of 2024, $421.48.
Stock Vested in the 2024 Fiscal Year
The following table provides information relating to the vesting of restricted stock and performance share awards during 2024 on an aggregated basis for each of our NEOs. None of our NEOs hold stock options awards.

	Stock Awards
	Performance Share Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realize on Vesting(2) ($)
Daryl A. Kenningham	12,812	5,434,082	12,813	3,512,754
Daniel J. McHenry	3,843	1,629,970	3,698	1,047,889
Gillian A. Hobson	—	—	501	137,334
Peter C. DeLongchamps	3,587	1,521,390	4,766	1,304,560
Michael D. Jones	—	—	5,170	1,419,212
(1)Represents the gross number of shares acquired upon vesting of restricted stock and performance share awards, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)Represents the value of the vested restricted stock and performance shares, calculated by multiplying (a) the number of vested shares of restricted stock or performance shares, as applicable, by (b) the market value equal to the average of the high and low sales prices of our common stock on the vesting date.
Nonqualified Deferred Compensation for the 2024 Fiscal Year
The following table sets forth our NEOs’ information regarding the Deferred Compensation Plan, including, with respect to each officer: (1) the aggregate contributions made by the officer, (2) the aggregate interest or other earnings accrued and (3) the total balance of the officer’s account.

Name	Executive Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Daryl A. Kenningham	—	543,516	(231,897)	6,631,850
Daniel J. McHenry	146,483	37,299	—	507,922
Gillian A. Hobson	176,382	2,534	—	61,200
Peter C. DeLongchamps	—	220,449	(91,155)	2,696,243
Michael D. Jones	359,534	312,456	(147,460)	3,893,497
(1)Reported as compensation to the NEO in the Summary Compensation Table for 2024 (including any compensation pursuant to the AIP earned during 2024 but paid in 2025).
(2)The following portions of the aggregate earnings in the last fiscal year were reported in the 2024 “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2024 Summary Compensation Table because they were above-market earnings: Mr. Kenningham ($179,731), Mr. McHenry ($12,334), Ms. Hobson ($645), Mr. DeLongchamps ($72,899) and Mr. Jones ($103,323).

54	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

(3)The following portions of the aggregate balance amounts for each of the following NEOs were reported as compensation to the officer in the Summary Compensation Table in previous years for which they were listed as NEOs:

	Daryl A. Kenningham ($)	Daniel J. McHenry ($)	Gillian A. Hobson ($)	Peter C. DeLongchamps ($)	Michael D. Jones ($)
2023	216,857	9,765	—	88,218	117,304
2022	242,130	107,367	—	100,180	—
2021	342,173	100,047	—	161,095	—
2020	806,776	—	—	86,363	—
2019	164,068	—	—	92,740	—
2018	181,560	—	—	151,699	—
2017	621,360	—	—	95,928	—
2016	—	—	—	148,501	—
2015	—	—	—	137,899	—
2014	—	—	—	127,009	—
2013	—	—	—	89,271	—
2012	—	—	—	97,419	—
Pursuant to the Deferred Compensation Plan, certain corporate officers, including our NEOs, may defer up to 50% of their base salary and up to 100% of their incentive compensation. Deferral elections are to be made no later than the last day of the calendar year immediately preceding the calendar year in which such compensation is earned, or the first day of the next calendar quarter where the employee becomes eligible during the calendar year. We may also make discretionary credits to a NEO’s account from time to time, which credits will be subject to a vesting schedule established by us at the time of such credit. We did not make any discretionary contribution credits during the 2022, 2023 or 2024 calendar years. Currently, 100% of each NEO’s account is vested.
Benefits under the Deferred Compensation Plan will be paid no earlier than upon the NEO’s termination of service, or, for deferrals made prior to January 1, 2021, upon a certain date elected by the NEO. Benefits will be paid, at the NEO’s election, in a lump sum or in annual installments, although all distributions will be paid in cash. Payments upon the NEO’s termination of service may be delayed for six months, to the extent necessary to comply with the requirements of Section 409A of the Code. Except in the event of unforeseeable financial emergencies, effective January 1, 2021, in-service withdrawals are not permitted by the Deferred Compensation Plan, although the necessary portion of the NEO’s vested account balance may be distributed to satisfy certain employment, federal or state taxes. An unforeseeable financial emergency shall allow a NEO to access vested funds in his or her accounts upon the occurrence of: (1) a severe financial hardship of the NEO that results from an illness or accident of the NEO, or the NEO’s beneficiary, spouse or dependent; (2) loss of the NEO’s or the beneficiary’s property due to casualty; or (3) a similar extraordinary and unforeseeable circumstance as described in Section 409A of the Code arising as a result of events beyond the NEO’s control. Effective January 1, 2021, an annual contribution limit of $300,000 was implemented for all employee deferrals, including NEO deferrals, with a lifetime maximum contribution amount of $3.5 million.
Deferred amounts will be deemed to be notionally invested in either the Group 1 Guaranteed Crediting Rate investment option or a money market fund. The Group 1 Guaranteed Crediting Rate investment option is a declared interest rate, set by the CHR Committee annually, and the rate is 8.5% for 2024.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	55

Potential Payments upon Termination or Change in Control
We believe providing certain senior corporate officers with severance payments and accelerated vesting of equity awards in certain circumstances are important retention tools. In addition, we believe that providing for “double-trigger” (defined below) payments and equity award vesting to certain key executives in connection with a “Corporate Change” helps maximize shareholder value by encouraging our executives to objectively review any proposed transaction, whether or not that executive will continue to be employed. A “double-trigger” payment or benefit becomes due in the event of a qualifying event, such as an involuntary termination of employment without cause or a termination of employment by the executive for good reason, in each case, in connection with a corporate change. Executive officers at other companies in the general market against which we compete for executive talent commonly have equity compensation plans that provide for accelerated vesting upon a corporate change and post-termination payments, and we have consistently provided this benefit to certain senior corporate officers to remain competitive in attracting and retaining skilled professionals.
Disclosed below is the amount of compensation and/or other benefits that would be payable to each of our NEOs in the event of termination of their employment under the following scenarios: death, disability, with and without cause, for certain constructive termination events, in each case, following a corporate change. These potential payments are governed by the LTIP pursuant to which various equity incentive awards were issued, and, with respect to Messrs. Kenningham and McHenry, the terms of employment agreements or other individual written arrangements. None of our NEOs is entitled to an excise tax gross-up payment. For additional information regarding the employment agreements, see “Compensation Discussion and Analysis — Employment and Severance Agreements.”
Employment and Severance Agreements
KENNINGHAM INCENTIVE AGREEMENT
The Kenningham Incentive Agreement provides for certain potential severance payments and includes customary restrictive covenants. In the event that Mr. Kenningham is terminated by the Company without Cause or incurs an Involuntary Termination (generally defined as termination by Mr. Kenningham due to the Company breaching any material provision of the Kenningham Incentive Agreement, a Constructive Termination Event, or an involuntary reduction in his base salary or incentive compensation targets (other than a reduction in such target that is applied consistently to other executive officers to reflect changes in relative EPS projections as a result of such Corporate Change) within six months following a “Corporate Change” that is not cured by the Company within 30 days of written notice from Mr. Kenningham), the Company must pay Mr. Kenningham a cash amount equal to one year of base salary at the most recent rate of pay, subject to his compliance with certain restrictive covenants and execution of a general release in the Company’s favor. In addition, Mr. Kenningham would be entitled to accelerated vesting of outstanding restricted stock awards, conditioned on his compliance with the terms of such awards, and a pro-rated bonus under the Company’s annual incentive compensation plan. In the event of his Disability, he must be paid his regular salary in effect at the start of such Disability for up to 120 days.
MCHENRY RETENTION AGREEMENT
The McHenry Retention Agreement provides for certain potential severance payments and includes customary restrictive covenants. In the event that Mr. McHenry incurs a “Qualifying Termination” (generally defined as a termination without Cause or due to Mr. McHenry’s death or Disability), the Company must pay Mr. McHenry a cash payment equal to the average annual base salary that he received over the 24-month period immediately preceding the applicable termination date, subject to his compliance with certain restrictive covenants and execution of a general release in the Company’s favor.

56	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

GENERAL TERMS
As used in the above-described agreements for Messrs. Kenningham and McHenry, as applicable, the following terms shall generally have the meaning provided below, which could impact the amount of compensation that the executive receives at or following his separation from service from us:
•“Cause” means, for purposes of the Kenningham Incentive Agreement, any of the following: (1) indictment or conviction of any felony or any crime involving dishonesty, (2) participation in any fraud or act of dishonesty against the Company, (3) a violation of any Company policy that causes a material detriment to the Company, (4) a breach of the executive’s duties to the Company, including but not limited to unsatisfactory performance of job duties that is not corrected within 30 days after written notice, (5) intentional damage to any property of the Company, (6) conduct by the executive that demonstrates gross unfitness to serve and (7) a material breach of the Incentive Agreement.
•“Corporate Change” means the first to occur of any of the following events: (1) any person acquires 50% or more of our common stock or voting securities, other than (a) any acquisition directly from or resulting from an acquisition of our shares by the Company, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (c) any acquisition by any entity pursuant to a transaction which complies with clauses (a) or (b); (2) the occurrence of a merger, reorganization, consolidation or disposition of all or substantially all of our assets, unless our shareholders prior to such transaction hold more than 50% of the equity and voting power of the resulting entity or entity holding such assets, no person (other than benefit plans of such entity) holds 50% or more of the equity or voting power of such entity and at least a majority of the board of directors of such entity were members of the Incumbent Board; (3) our shareholders approve our complete liquidation or dissolution; or (4) under the Kenningham Incentive Agreement, within any period of 24 consecutive months and subject to certain exceptions, a change in the composition of the board of directors of the Company such that the incumbent board ceases for any reason to constitute a least a majority of the Board.
•“Constructive Termination Event” occurs upon: (1) the failure by us to pay the executive’s compensation as provided in the applicable agreement; (2) relocation without his consent of his primary employment location of more than 50 miles; (3) our request that the executive perform any illegal activity or sign-off on any inappropriate financial statement or acknowledgement; (4) a material diminution in the executive’s position, duties, responsibilities, reporting status, or authority; or (5) a material negative reduction in base salary or incentive compensation targets within six months after a Corporate Change, except that before exercising his right to terminate the employment relationship pursuant to any of the previous provisions, he must first give written notice to our Board of the circumstances purportedly giving rise to his right to terminate and must provide us with a minimum of thirty days (fifteen days under the Kenningham Incentive Agreement) to correct the problem, unless correction is inherently impossible.
•“Disability” under the McHenry Retention Agreement means the executive’s becoming incapacitated by accident, sickness, or other circumstance that, in the reasonable opinion of a qualified doctor approved by our Board, renders him mentally or physically incapable of performing the essential functions of the executive’s position, with or without reasonable accommodation, and that will continue, in the reasonable opinion of the doctor, for a period of no less than 180 days.
•“Disability” under the Kenningham Incentive Agreement means any ailment or condition that prevents the executive from actively carrying out his duties under the Kenningham Incentive Agreement for a continuous period of 120 days.
•“Involuntary Termination” means, for purposes of the McHenry Retention Agreement, a termination by the executive due to a Constructive Termination Event by itself or in relation to a Corporate Change, or by us for any reason without Cause, at the discretion of our Board; an “Involuntary Termination” also includes the nonrenewal of the executive’s employment agreement by the Board. Under the Kenningham Incentive Agreement, an Involuntary Termination has the meaning described above.
•“Voluntary Termination” means a termination by the executive other than for a Constructive Termination Event.
Group 1 Automotive 2014 Long Term Incentive Plan
While we adopted our current LTIP in 2024, certain awards granted pursuant to our previous equity-based incentive plan are still outstanding. The following discussion applies to all outstanding equity awards, whether granted under the previous plan or the current LTIP.
Upon the occurrence of a Corporate Change, the CHR Committee, in its sole discretion, may decide to accelerate and fully vest any restricted stock awards then outstanding, and, upon such vesting, all restrictions applicable to the restricted stock will terminate. Further, the CHR Committee may determine that the performance conditions are satisfied for the performance share awards upon a Corporate Change if the participant is also terminated without cause or for good reason in connection with the Corporate Change, or the participant’s award is not assumed or converted by the controlling entity following the Corporate Change.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	57

A Corporate Change occurs if (1) we are dissolved and liquidated; (2) we are not the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity); (3) we sell, lease or exchange all or substantially all of our assets to any other person or entity; (4) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock; or (5) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our Board of Directors.
Our NEOs do not currently, and as of December 31, 2024 did not, hold any unvested stock options, and therefore there are no amounts to report.
The restricted stock award agreements also establish vesting provisions applicable to termination of employment. Such award agreements provide for accelerated vesting if the NEO’s employment is terminated due to death or disability. The award agreements also provide for accelerated vesting in the case of death or disability during the two-year period following a qualified retirement. A “qualified retirement” with respect to awards granted after 2022 generally means a retirement after attaining the age of 63 and following the date on which the sum of the executive’s age and years of service equals or exceeds the age of 70, and so long as the executive has completed, in aggregate, five years of service, and upon satisfaction of a two-year non-compete and certain non-disclosure covenants. A “qualified retirement” with respect to awards granted prior to 2022 generally means a termination of employment on a date that is on or after the employee’s attainment of age 63 and following the employee’s completion of at least ten years of service with the Company and upon satisfaction of a two-year non-compete and certain non-disclosure covenants. Additionally, awards granted during the year employment is terminated will vest, provided the executive received such an award at least six months prior to termination. Messrs. Kenningham and McHenry and Ms. Hobson were not eligible for a qualified retirement as of December 31, 2024.
The performance share agreements for our NEOs provide that upon a NEO’s termination due to death or disability, the performance shares will be paid out following the performance period based on actual performance. If a NEO’s employment is terminated due to a “planned retirement” (generally defined as a mutually agreed upon retirement by the officer and the Company), the performance shares will convert to time-based restricted stock awards that will continue to vest, subject to the officer’s compliance with applicable restrictive covenants, until the second anniversary of the NEO’s termination of employment. Such a conversion will occur based on the actual performance achieved during the performance period. All other terminations of employment (other than as described above in connection with a Corporate Change) will result in a forfeiture of the performance shares without payment. As described in the CD&A above, the 2022, 2023 and 2024 performance shares were also granted with a Maximum Value limitation. For performance share awards granted prior to 2022, a similar Maximum Value Limitation applied, but that limitation applied to both rTSR and ROIC-based awards, to be calculated separately. These value limits could potentially alter the number of shares that become payable in connection with an acceleration or payment event.
Non-Competition Agreements
Along with their respective agreements, Messrs. Kenningham and McHenry have entered into an incentive compensation and non-compete agreement with the Company, each of which provides that for a period of two years following the executive’s termination of employment, the executive will not compete with the Company or induce any of our employees to leave his or her employment with us or hire any of our employees. If Mr. McHenry violates his agreement, we will have the right to demand forfeiture of any cash or equity award realized during the twelve months prior to the violation. If Mr. Kenningham violates his agreement, we will have the right to refrain from making any further payments under the Kenningham Incentive Agreement.

58	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Termination and Change in Control Tables for 2024
The tables below disclose the amount of compensation and/or other benefits due to the NEOs in the event of their termination of employment, including but not limited to, in connection with a Corporate Change, assuming the termination occurred on December 31, 2024, and using the Company common stock closing price of $421.48 on December 31, 2024 (the last trading day of the 2024 year).
The equity award calculations in the tables below do not include performance shares for which the performance period has not been fulfilled. For additional information regarding the possible payouts for performance shares, see “Grants of Plan-Based Awards” above.

Daryl A. Kenningham	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Salary and Bonus	3,093,761	3,093,761	3,093,761	— (3)
Equity Compensation	13,758,372	13,758,372	13,758,372	13,758,372
TOTAL	16,852,133	16,852,133	16,852,133	13,758,372

Daniel J. McHenry(2)	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Salary and Bonus	740,000	—	—	740,000
Equity Compensation	—	—	3,524,416	3,524,416
TOTAL	740,000	—	3,524,416	4,264,416

Gillian A. Hobson	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Equity Compensation	—	—	1,821,215	1,821,215
TOTAL	—	—	1,821,215	1,821,215

Peter C. DeLongchamps	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Equity Compensation	—	—	3,278,693	3,278,693
TOTAL	—	—	3,278,693	3,278,693

Michael D. Jones	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Equity Compensation	—	—	3,763,816	3,763,816
TOTAL	—	—	3,763,816	3,763,816
(1)For Mr. Kenningham, the amounts in this column reflect the cash payments and acceleration value of equity award benefits that would become payable upon a qualifying termination following a Corporate Change. Upon a Corporate Change without an accompanying qualifying termination, Mr. Kenningham, along with the remaining NEOs, would also be eligible to receive accelerated vesting of outstanding equity awards only upon the sole discretion of the CHR Committee, which we have assumed to have occurred for purposes of this table.
(2)For Mr. McHenry, amounts only relate to a termination by the Company without cause, or due to Death or Disability.
(3)Mr. Kenningham could receive up to 120 days of continued base salary ($410,959) in the event that he is deemed disabled.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	59

CEO Pay Ratio

SEC regulations require that we provide a comparison of the annual total compensation of our CEO in 2024 to the annual total compensation of an individual identified as our median compensated employee.
Identifying the Median Employee
COMPENSATION MEASURE
We used a consistently-applied compensation measure which included total gross wages using our payroll records for fiscal 2024. We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2024. We annualized compensation for employees hired during 2024.
EMPLOYEES INCLUDED AND EXCLUDED
We identified our 2024 median compensated employee based on our employee population as of December 31, 2024, which included approximately 16,400 individuals located in the U.S. and the U.K. As permitted by SEC rules, the employee population used to determine our 2024 median compensated employee excludes the 4,276 individuals employed by the entities we acquired in 2024, including 324 employees from RRR Automotive LLC, 111 employees from Newport Lexus/Tustin Lexus, 94 employees from Modern Classic Motors, 3,453 employees from Inchcape U.K. Dealerships, 194 employees from four Mercedes-Benz Dealerships located north of London in the county of Hertfordshire and 100 employees from Soper of Lincoln Limited.
Calculating the Ratio
METHODOLOGY
Annual 2024 total compensation for the identified median employee and our CEO was calculated according to the SEC rules used to calculate the “Total” column in the Summary Compensation Table.
We believe the pay ratio information set forth herein constitutes a reasonable estimate, calculated in a manner consistent with applicable SEC regulations.
RESULTS
For 2024, our last completed fiscal year:
•Mr. Kenningham’s annual total compensation was $8,670,563.
•Our median employee’s total annual compensation was $60,332.
•The ratio of Mr. Kenningham’s annual total compensation to our median employee’s annual total compensation was 144 to 1.

60	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Pay Versus Performance Disclosure

In accordance with SEC rules, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below. Please refer to the CD&A for a complete description of how executive compensation relates to Company performance and how the CHR Committee makes its decisions.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Kenningham(1)	Compensation Actually Paid to Kenningham(1) (2) (3) (4)	Summary Compensation Table Total for Hesterberg(1)	Compensation Actually Paid to Hesterberg(1) (2) (3) (4)	Average Summary Compensation Table Total for Non-CEO NEOs(5)	Average Compensation Actually Paid to Non-CEO NEOs(2) (3) (4) (5)	Total Shareholder Return	Peer Group Total Shareholder Return(6)	Net Income (in millions)	Adjusted Net Income from Continuing Operations (in millions)(7)
2024	$8,670,563	$16,559,548	N/A	N/A	$2,178,127	$3,602,728	$436.47	$285.86	$498.1	$530.6
2023	$7,274,300	$13,994,596	N/A	N/A	$2,053,869	$3,550,760	$313.79	$268.90	$601.6	$623.3
2022	N/A	N/A	$8,774,685	$8,501,251	$2,881,512	$2,877,697	$184.39	$189.75	$751.5	$728.7
2021	N/A	N/A	$8,577,257	$19,080,981	$2,684,236	$4,992,687	$197.96	$205.74	$552.1	$633.7
2020	N/A	N/A	$7,298,579	$12,911,445	$2,657,309	$3,543,096	$131.93	$146.68	$286.5	$333.0
(1)Earl Hesterberg served as CEO until 12/31/2022. Effective 1/1/2023, Daryl Kenningham was named CEO.
(2)Deductions from, and additions to, total compensation in the 2024 Summary Compensation Table to calculate Compensation Actually Paid consist of:

	2024
	Daryl A. Kenningham	Average Non-CEO NEOs
Total Compensation from Summary Compensation	$8,670,563	$2,178,127
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(4,999,757)	$(887,443)
Year-end fair value of unvested awards granted in the current year	8,453,376	1,469,797
Year-over-year difference of year-end fair values for unvested awards granted in prior years	3,298,296	724,212
Fair values at vest date for awards granted and vested in current year	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	1,070,701	108,413
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	66,369	9,622
Total Adjustments for Equity Awards	$7,888,985	$1,424,601
Compensation Actually Paid (as calculated)	$16,559,548	$3,602,728
(3)Equity valuation assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.
(4)These numbers differ from those reported in 2023 as subsequent to that filing, an administrative error in interpretation and calculation with respect to 2021, 2022, and 2023 equity awards was discovered. The numbers in this filing represent a more accurate calculation of CAP for these individuals.
(5)Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2024: Daniel J. McHenry, Peter C. DeLongchamps, Gillian A. Hobson, Michael D. Jones
2023: Daniel J. McHenry, Peter C. DeLongchamps, Gillian A. Hobson, Michael D. Jones
2022: Daryl A. Kenningham, Daniel J. McHenry, Peter C. DeLongchamps, Darryl Burman
2021: Daryl A. Kenningham, Daniel J. McHenry, Frank Grese Jr., Peter C. DeLongchamps
2020: Daryl A. Kenningham, Daniel J. McHenry, John Rickel, Frank Grese Jr., Peter C. DeLongchamps
(6)The peer group is comprised of Lithia Motors, AutoNation, Sonic Automotive, Penske Automotive Group and Asbury Automotive Group
(7)Please see Appendix A on page 79 for the definition and reconciliation of Adjusted Net Income from Continuing Operations

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	61

TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2024 to our performance were:
•Adjusted Net Income from Continuing Operations;
•Relative Total Shareholder Return; and
•Return on Invested Capital.
PAY VERSUS PERFORMANCE: GRAPHICAL DESCRIPTION
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•the Company’s Net Income; and
•the Company selected measures, which are adjusted net income from continuing operations and parts and service gross profit.
CAP and Cumulative TSR / Cumulative TSR of the Peer Group
CEO AND AVG. NON-CEO CAP VS GPI AND PEER TSR

CEO CAP	Average Non-CEO NEO CAP
Group 1 Automotive TSR	Peer Group TSR

62	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

CAP and Company Net Income
CEO AND AVG. NON-CEO CAP VS NET INCOME

CEO CAP	Average Non-CEO NEO CAP	GPI Net Income
CAP and Adjusted Net Income from Continuing Operations
CEO AND AVG. NON-CEO CAP VS ADJUSTED NET INCOME FROM CONTINUING OPERATIONS

CEO CAP	Average Non-CEO NEO CAP	GPI Adj. Net Income from Continuing Operations

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	63

Audit Committee Report

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, and the Company’s internal control over financial reporting. The Board of Directors, upon the recommendation of its Governance & Corporate Responsibility Committee, has determined that each member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under New York Stock Exchange corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee Charter and the Group 1 Automotive, Inc. Corporate Governance Guidelines.
Each year, the Audit Committee reviews the work and status of its independent registered public accounting firm with the Company. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for 2024, also provides non-audit services, including, among others, tax planning and consultation and tax compliance.
The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis and recommends any proposed changes to the Board of Directors for approval. The Audit Committee charter is posted on our website, www.group1auto.com, and you may obtain a printed copy of the Audit Committee charter by sending a written request to Group 1 Automotive, Inc., 730 Town & Country Blvd., Suite 500, Houston, Texas 77024, Attn: Corporate Secretary.
The Audit Committee assists the Board’s oversight and monitoring of the Company’s system of internal controls, including the internal audit function. The Audit Committee discussed with our internal auditors the overall scope and plans for the 2024 internal audit. At each Audit Committee meeting, the Audit Committee is provided the opportunity to meet with the internal auditor with, and without, management present. During 2024, management made updates to its internal control documentation for changes in internal control and completed its testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee has kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management (including the Company’s senior internal audit executive) and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting and met in executive session separately with the senior internal audit executive and the independent registered public accounting firm to discuss the results of their examinations, observations and recommendations regarding internal control over financial reporting.
The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to appoint, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence. The Audit Committee makes its selection based on the best interests of the Company and its shareholders. The Audit Committee participates in the selection of the Lead Audit Partner (the “Lead Partner”) of the independent registered public accounting firm through its review of the Lead Partner’s professional qualifications, experience, and prior performance on the Company’s audit (if any), through in-person meetings with the Lead Partner, and through discussion between the Audit Committee and management regarding the selection of the Lead Partner. The Audit Committee is also responsible for ensuring the rotation of the Lead Partner as required by applicable law.
The Audit Committee has reviewed and discussed with management and Deloitte, our audited financial statements as of and for the year ended December 31, 2024. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Deloitte submitted to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning its independence. The Audit Committee discussed with Deloitte such firm’s independence. The Audit Committee also considered whether the provision of non-audit services to our Company by Deloitte was compatible with maintaining their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
Respectfully submitted by the Audit Committee of the Board of Directors of Group 1.
Carin M. Barth (Chair)
Stephen D. Quinn
Steven P. Stanbrook
Charles L. Szews
Anne Taylor

64	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Proposal 3: Appoint Deloitte & Touche LLP to Serve as Independent Auditor for 2025

What am I voting on?
We are asking shareholders to ratify the appointment of a firm of independent registered public accountants to serve as the Company’s independent auditor for the fiscal year ending December 31, 2025. Deloitte & Touche LLP, an independent registered public accounting firm, has served as Group 1’s independent auditor since 2020. For 2025, the Audit Committee has reappointed Deloitte as our independent auditor, and the Board has approved the firm for appointment by the shareholders.

Frequently Asked Questions About the Auditor
HOW IS THE AUDITOR RETAINED AND REVIEWED BY THE COMPANY?
The Audit Committee is directly responsible for the nomination, compensation, retention and oversight of the Company’s independent auditor. To fulfill this responsibility, the Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence, and periodically considers the advisability of selecting a different independent registered public accounting firm to serve in that capacity.
HOW LONG MAY THE AUDIT PARTNER PROVIDE SERVICES TO GPI?
In accordance with SEC rules and Deloitte’s policies, audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide service to Group 1. For lead and concurring audit partners, the limit is five years. The selection process for the lead audit partner includes meetings between the members of the Audit Committee and the candidate, as well as consideration of the candidate by the full Audit Committee with input from management.
WILL THE AUDITOR ATTEND THE ANNUAL MEETING?
Representatives of Deloitte will be present during the 2025 Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.
WHAT WERE THE AUDITOR’S FEES IN 2024 AND 2023?

Type of Fees	2024	2023
Audit Fees	$3,765,000	$3,110,000
Audit-Related Fees	220,000	—
Tax Fees	12,000	40,000
All Other Fees	—	—
TOTAL	$3,997,000	$3,150,000

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	65

Audit Fees
Audit fees consisted of amounts accrued for services performed in association with the integrated audit of the Company’s consolidated financial statements for 2023 and 2024, and attestation of the effectiveness of the Company’s internal controls over financial reporting (including required quarterly reviews). Other procedures included consultations on audit or accounting matters that arise during or as a result of the audit or quarterly reviews. Audit fees for 2023 and 2024 also include fees related to acquisition and divestiture activity during the year. Also included in audit fees are amounts accrued for assurance services related to statutory audits. Audit fees exclude reimbursed expenses of $135,000 and $160,000 for 2023 and 2024, respectively, in conjunction with Deloitte's services.
Audit-Related Fees
Audit-related fees in both years include amounts for services that are related to the performance of the audit or review of our financial statements, consisting primarily of services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or documents issued in connection with securities offerings. There were no audit-related fees in 2023. There were $220,000 of audit-related fees in 2024.
Tax Fees
Tax fees in 2024 and 2023 related to tax compliance services.
All Other Fees
There were no other fees in 2023 or 2024.
HOW DOES THE AUDIT COMMITTEE MONITOR AND CONTROL NON-AUDIT SERVICES?
The Audit Committee has established procedures requiring its review and advance approval of all engagements for non-audit services provided by Deloitte. The Audit Committee Chair has the delegated authority to pre-approve permitted non-audit services with certain limitations and must notify the Audit Committee at its next meeting of each service so approved. The Audit Committee approved all of Deloitte’s engagements and fees for 2024 and 2023.
The Audit Committee reviews with Deloitte whether non-audit services to be provided are compatible with maintaining the firm’s independence. In addition, the Audit Committee monitors the fees paid to Deloitte so that fees paid in any year to Deloitte for non-audit services do not exceed the fees paid for audit and audit-related services. Non-audit services consist of those described above, as tax compliance fees.
WHY SHOULD I VOTE FOR THIS PROPOSAL?
Through its review process, the Audit Committee determined that Deloitte has acquired extensive knowledge of the Company’s operations, performance and development through its previous service as the independent auditor for Deloitte. The Audit Committee and the Board believe that the continued retention of Deloitte as our independent auditor is in the best interest of the Company and our shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

66	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Proposal 4: Approve an Amendment to the Certificate of Incorporation to Eliminate Supermajority Requirements

What am I voting on?	The Board unanimously recommends that shareholders approve the Amendment to the Certificate of Incorporation to Eliminate Supermajority Requirements.

Why Should I Vote For This Proposal?
BACKGROUND AND PURPOSE OF THE PROPOSAL
The Board is asking our shareholders to approve the amendment to Articles FIFTH and SEVENTH of our Certificate of Incorporation (“Charter”) to eliminate the supermajority voting requirements to amend the Charter (the “Charter Supermajority Amendment”). The text of the Charter Supermajority Amendment is attached hereto as Appendix B with deletions indicated by strike-out text. This proposal will eliminate the only remaining supermajority voting requirements in our governing documents.
Background
Our Charter provides that the affirmative vote of the holders of at least 80 percent (80%) of the voting power of the then-outstanding capital stock of the Company entitled to vote thereon, voting together as a single class, shall be required to effect the amendment or repeal of certain provisions of the Charter (the “Charter Supermajority Voting Requirements”), including Articles FIFTH and SEVENTH of the Charter. Article FIFTH of the Charter describes powers related to the removal of directors, amendment of the Bylaws and the powers of shareholders to act by written consent and call special meetings. Article SEVENTH addresses the supermajority vote of shareholders (the affirmative vote of the holders of at least 80% of the voting power of the outstanding Voting Stock). The Charter Supermajority Amendment would eliminate these Charter Supermajority Voting Requirements, and instead, amendments or repeal of Article FIFTH or Article SEVENTH of the Charter may be implemented by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereon, voting together as a single class.
The Board has unanimously approved the Charter Supermajority Amendment, subject to shareholder approval. The Board has unanimously determined that the Charter Supermajority Amendment is advisable and in the best interests of the Company and our shareholders, and, in accordance with the Delaware General Corporation Law, hereby seeks approval of the Charter Supermajority Amendment by our shareholders.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	67

Reasons for the Charter Supermajority Amendment
Our Board regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are beneficial to the Company and our shareholders. The elimination of supermajority voting requirements to amend or repeal certificates of incorporation is increasingly considered an important aspect of good corporate governance and a concern to many of our investors. The Company adopted the current Charter Supermajority Voting Requirements because it believed this threshold was an important piece of the Company’s governance structure in order to promote continuity and stability and were in the best interests of the Company and its shareholders. At the time, the Company also believed that this supermajority voting threshold enhanced the independence of our directors from special interests and protected the Company from unfair and abusive takeover practices. Our Board recognizes that removing the Charter Supermajority Voting Requirements is consistent with generally held views of evolving corporate governance practices. Our Board has listened to the views of shareholders and the investor community on this issue and has also considered the limited benefits of the Charter Supermajority Voting Requirements to the Company and its shareholders. In addition, our Board acknowledges that many other public companies have transitioned away from these kinds of supermajority voting provisions. The Board has also considered the fact that removing the Charter Supermajority Voting Requirements would make future amendment of aspects of our Certificate of Incorporation possible with the affirmative votes of fewer shareholders. In view of these considerations, our Board has unanimously determined to eliminate the Charter Supermajority Voting Requirements as proposed.
Effectiveness of the Charter Supermajority Amendment
If the Charter Supermajority Amendment is approved by our shareholders, the Charter Supermajority Amendment will become effective upon the filing of a Fourth Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2025 Annual Meeting. The Board has also adopted a resolution to remove the supermajority voting standards within the Bylaws, upon shareholder approval of this Proposal 4. If the Charter Supermajority Amendment is not approved by our shareholders, the Certificate of Incorporation will not be amended to reflect the Charter Supermajority Amendment, and the Charter Supermajority Voting Requirements and supermajority voting standards within the Bylaws will remain in effect.
VOTE REQUIRED
Approval of the amendment to the Certificate of Incorporation to eliminate the Charter Supermajority Requirements to amend the Charter requires the affirmative vote of the holders of 80 percent of the voting power of outstanding shares. Abstentions and broker non-votes are treated as a vote on the matter and therefore have the effect of a vote against approval.
BOARD RECOMMENDATION
The Board believes that approval of the amendment to the Certificate of Incorporation to eliminate supermajority requirements is in the best interests of the Company and our shareholders. For the reasons stated above, the shareholders are being asked to approve this Proposal 4.
The Board unanimously recommends a vote “FOR” approval of the amendment to the Certificate of Incorporation to eliminate supermajority requirements.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY REQUIREMENTS.

68	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Proposal 5: Shareholder Proposal: Simple Majority Voting

What am I voting on?	The Board recommends that shareholders vote “AGAINST” this shareholder proposal.

The contents of the proposal and supporting statement are the sole responsibility of the proponent, John Chevedden, and the Company is not responsible for the content of this shareholder proposal or supporting statement or any inaccuracies they may contain.
The Company has been notified that Mr. Chevedden, whose address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, is the beneficial owner for at least three years of shares of Company common stock having a value of at least $2,000, and Mr. Chevedden intends to present the following proposal at the 2025 Annual Meeting. In accordance with federal securities regulations, the text of the shareholder proposal and supporting statement appears below exactly as received, other than minor formatting changes.
Proposal 5 — Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98% support at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).
The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Group 1 Automotive has not initiated this proposal topic on its own.
Please vote yes:
Simple Majority Vote — Proposal 5

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	69

Board of Directors’ Statement in Opposition

WHY WE RECOMMEND YOU VOTE “AGAINST” THIS PROPOSAL:
The Company’s own proposal in Item 4 will have the effect of eliminating the only remaining supermajority voting requirements in our governing documents, making this proposal redundant, unnecessary and confusing.

The Company’s own Proposal 4 will have the effect of eliminating the supermajority voting standards in our governing documents, making this proposal redundant, unnecessary and confusing. As described in Proposal 4, nearly all matters submitted to a vote of shareholders can be approved by a simple majority of shareholders. However, our Charter currently imposes an 80% threshold to amend, alter or repeal our Bylaws or certain provisions of our Charter. For this reason, as set forth in Proposal 4, the Board has recommended that shareholders approve amendments to eliminate the supermajority voting standards within the Charter, and has adopted a resolution to remove the supermajority voting standards within the Bylaws, upon shareholder approval of Proposal 4. We believe that the Company’s Proposal 4 and the accompanying amendments to the Charter is drafted in a manner that is consistent with market practice. Proposal 4 aligns the voting standards under the Company’s governing documents to a majority of the outstanding voting stock of the Company voting standard, thereby making this proposal 5 redundant, unnecessary and confusing.
VOTE REQUIRED
Approval of this shareholder proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. An abstention is treated as present and entitled to vote on the matter and therefore has the effect of a vote against approval. Broker non-votes will have no impact on outcome.
Please note that this is only an advisory vote, and the results will not be binding on the Company or the Board. The final decision regarding this proposal remains with the Board, although the Board will consider the outcome of this vote when making its decision. Shareholders should also note that approval of this proposal would not, by itself, implement a simple majority voting standard as described in the proposal, and the Board and the Company’s shareholders would need to take subsequent action to amend the Company’s Charter and Bylaws.
BOARD RECOMMENDATION
The Board believes that this shareholder proposal is not in the best interests of the Company and our shareholders.
For the reasons stated above, the Board recommends a vote “AGAINST” approval of this shareholder proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE APPROVAL OF THIS PROPOSAL.

70	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Frequently Asked Questions About the Annual Meeting

Your vote is very important!
WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?
We are providing these proxy materials to you in connection with the solicitation by the Board of Group 1 Automotive, Inc. of proxies to be voted at our 2025 Annual Meeting of Shareholders and at any postponed or reconvened meeting.

WILL THE ANNUAL MEETING ALSO BE HELD IN-PERSON OR ONLY VIRTUALLY?
We have decided to conduct the 2025 Annual Meeting solely online via the Internet through a live webcast and online shareholder tools. We believe a virtual format facilitates shareholder attendance and participation by leveraging technology to allow us to communicate more effectively and efficiently with our shareholders. This format empowers shareholders around the world to participate at no cost. We have designed the virtual format to enhance shareholder access and participation and protect shareholder rights. Specifically:
We Encourage Questions. Shareholders have multiple opportunities to submit questions for the meeting. Shareholders may submit a question online in advance or live during the meeting, following the instructions below. During the meeting, we will answer as many appropriate shareholder-submitted questions as time permits. Following the Annual Meeting, we will publish an answer to each appropriate question we received on the Investor Relations section of our website at www.group1auto.com as soon as practicable.
We Believe in Transparency. Although the live webcast is available only to shareholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay, final report of the inspector of election, and answers to all appropriate questions asked by investors in connection with the Annual Meeting will be posted as soon as practicable to the Investor Relations section of our website at www.group1auto.com.
WHEN IS THE MEETING?
Our Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/GPI2025, on Tuesday, May 13, 2025, at 9:00 a.m., Central Daylight Saving Time, or at such other time and place to which the meeting may be adjourned.
WHO CAN ATTEND THE ANNUAL MEETING?
Only our shareholders as of 5:00 p.m. Central Daylight Saving Time, on March 19, 2025 (the record date) are entitled to receive notice of the Annual Meeting and to vote at the meeting. On March 19, 2025, there were 13,041,128 shares of Group 1 common stock issued and outstanding and entitled to vote at the meeting.
A list of shareholders will be available and may be inspected during normal business hours for a period of at least 10 days prior to the Annual Meeting at our offices at 730 Town & Country Blvd., Suite 500, Houston, Texas 77024. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	71

WILL THERE BE AN OPPORTUNITY TO ASK QUESTIONS BEFORE OR DURING THE MEETING?
Shareholders who wish to submit a question in advance may do so either by emailing Investor Relations at ir@group1auto.com by 5:00 p.m. Central Daylight Saving Time, Monday, May 12, 2025, or visiting our Annual Meeting website, www.virtualshareholdermeeting.com/GPI2025. Shareholders also may submit questions live during the meeting. We plan to reserve some time for shareholder questions to be read and answered by Company personnel during the meeting. In submitting questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting.
WHAT IF I HAVE TROUBLE LOGGING INTO THE ANNUAL MEETING?
If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, a phone number will be posted on the website to connect you to technical support.
WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?
There must be a quorum for the Annual Meeting to be held. A quorum will be present if the holders of a majority of the shares of common stock entitled to vote are present in person, online or represented by proxy during the Annual Meeting. Our independent inspector of election, Broadridge Financial Solutions, Inc. (“Broadridge”), will determine whether or not a quorum is present. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present during the Annual Meeting.
If less than a quorum is represented at the meeting, the Chair of the meeting or a majority of the shares so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting, and the persons named as proxies will vote the proxies they have been authorized during the Annual Meeting in favor of such an adjournment.
In the event a quorum is present during the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly brought before the meeting in favor of such an adjournment. If a quorum is initially established, but sufficient shareholders withdraw such that the meeting is left with less than a quorum, the remaining shareholders present during the meeting may continue to transact business until the meeting is adjourned or recessed.
HOW DO I VOTE?
If you are a shareholder of record on the record date, you may vote in person or online during the Annual Meeting or by proxy using any of the following methods:

Visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Saving Time, on May 12, 2025;

Within the U.S. or Canada, call the toll-free telephone number shown on the proxy card and follow the instructions at any time prior to 11:59 p.m., Eastern Daylight Saving Time, on May 12, 2025; or

If you receive a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Company before the voting polls close during the Annual Meeting.

72	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

If you vote by internet or telephone, do not return your proxy card. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.
Submitting your proxy by internet or telephone will not affect your right to vote in person online should you decide to attend the Annual Meeting.
If you want to vote in person online during the meeting, you must have a control number and access our Annual Meeting at www.virtualshareholdermeeting.com/GPI2025.
If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. Beneficial owners voting by telephone or internet are subject to the same deadlines as described above for holders of record. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and use the information provided on the legal proxy to access the Annual Meeting.
HOW DO I CHANGE MY VOTE?
If you are a shareholder of record on the record date, you can revoke your proxy prior to the completion of voting during the Annual Meeting by:
•delivering an executed, later-dated proxy that is received by the Corporate Secretary of the Company before the voting polls close during the Annual Meeting;
•resubmitting your proxy by internet or telephone at any time prior to 11:59 p.m., Eastern Daylight Saving Time, on May 12, 2025;
•delivering a written notice of revocation of the proxy to Corporate Secretary, Group 1 Automotive, Inc., 730 Town & Country Blvd., Suite 500, Houston, Texas 77024 no later than May 12, 2025; or
•voting in person online during the Annual Meeting.
Only your latest dated proxy that we receive prior to the Annual Meeting will be counted. Further, your attendance during the Annual Meeting will not automatically revoke your proxy.
If you are a street name shareholder you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. You may also vote in person online during the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.
WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER OR STREET NAME HOLDER?
If your shares are registered directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a shareholder of record with respect to those shares.
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares, and your shares are held in street name.
If you hold common stock in BOTH street name and as a shareholder of record, YOU MUST VOTE SEPARATELY for each position of common stock.
HOW WILL MY SHARES BE VOTED?
Each share of Group 1 common stock is entitled to one vote. Our Board has appointed Daryl A. Kenningham, our President and Chief Executive Officer, and Daniel J. McHenry, our Senior Vice President and Chief Financial Officer, as the management proxy holders for the Annual Meeting. If you are a shareholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the properly executed proxy card you submit by mail, or the instructions provided for any proxy properly submitted by telephone or internet, as applicable. For shareholders who have their shares voted by duly submitting a proxy by mail, telephone or internet, unless the shareholder appropriately specifies otherwise, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	73

As of the date of filing this proxy statement, our Board is not aware of any other business or nominee to be presented or voted upon during the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion.
WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING AND WHAT VOTES ARE REQUIRED TO APPROVE EACH OF THE PROPOSALS?
The table below describes the vote required for approval of each matter to be brought before the meeting, as well as the treatment of abstentions and broker non-votes as to each matter.

Proposal	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes

Proposal 1: Election of Directors
Each nominee must receive the affirmative vote of a majority of votes cast by shareholders entitled to vote in the election of directors. Nominees who receive more “for” votes than “against” votes are elected, subject to our director resignation policy described below.
		Not counted as votes cast; no impact on outcome.	No impact on outcome.

Proposal 2: Advisory Vote to Approve Executive Compensation	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter.	An abstention is treated as present and entitled to vote on the matter and therefore has the effect of a vote against approval.	No impact on outcome.

Proposal 3: Appoint Deloitte & Touche LLP to Serve as Independent Auditor for 2025	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter.	An abstention is treated as present and entitled to vote on the matter and therefore has the effect of a vote against approval.	Brokers have discretion.

Proposal 4: Approve an Amendment to the Certificate of Incorporation to Eliminate Supermajority Requirements	The affirmative vote of the holders of 80 percent of the voting power of outstanding shares.	An abstention is treated as a vote against approval.	A broker non-vote is treated as a vote against approval.

Proposal 5: Shareholder Proposal: Simple Majority Vote	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter.	An abstention is treated as present and entitled to vote on the matter and therefore has the effect of a vote against approval.	No impact on outcome.

HOW DO ABSTENTIONS AND BROKER NON-VOTES AFFECT THE VOTING RESULTS?
If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each routine matter under the rules of the NYSE. Only Proposal No. 3 is considered a “routine” matter.
If you do not provide specific voting instructions to your broker on non-routine matters, your broker may not cast a vote on the proposal, resulting in a broker non-vote. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to “non-routine” matters. If you are a beneficial owner holding shares through a broker, bank or other nominee and you do not provide timely voting instructions, your broker may cast a vote on your behalf for Proposal No. 3, but may not cast a vote on Proposal Nos. 1, 2, 4 and 5. Abstentions occur when shareholders are present during the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting.

74	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

WHAT HAPPENS IF A DIRECTOR IN AN UNCONTESTED ELECTION RECEIVES MORE VOTES “AGAINST” THAN “FOR” THEIR ELECTION?
Under our director resignation policy, in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” his or her election will, promptly following the certification of the shareholder vote, tender his or her written resignation to the Board for consideration by the GCR Committee. The GCR Committee will consider the resignation, as well as all factors it considers relevant, and will make a recommendation to the Board concerning whether to accept or reject such resignation.
The Board will take formal action on the recommendation no later than 90 days following the certification of the results of the shareholders’ meeting. The Company will promptly disclose to the public the Board’s decision whether to accept or reject the director’s tendered resignation. If applicable, the Board will also disclose the reason or reasons for rejecting the tendered resignation.
WHO COUNTS THE VOTES?
We have engaged Broadridge to tabulate the votes and to serve as inspector of election during the Annual Meeting for a fee of approximately $10,495 plus disbursements. Broadridge will separately tabulate “For” and “Against” votes, abstentions and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.
HOW MAY THE COMPANY SOLICIT MY PROXY?
We have engaged Alliance Advisors, LLC, to assist with the solicitation of proxies for a fee of approximately $10,000, plus reimbursement for reasonable out-of-pocket expenses. We will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Group 1 may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.
HOW CAN I RECEIVE MY PROXY MATERIALS ELECTRONICALLY?
The proxy card provides instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive proxy materials by email or printed form will remain in effect until you terminate it.
WHAT IF I SHARE THE SAME ADDRESS AS ANOTHER GROUP 1 SHAREHOLDER?
We may send a single set of proxy materials, as applicable, and other shareholder communications to any household at which two or more shareholders with the same last name reside, unless we have received contrary instructions from those shareholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other shareholder communications may be householded based on your prior express or implied consent. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you wish to opt out of householding, and would like to have separate copies of the proxy materials mailed to each shareholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy, please contact Broadridge Financial Solutions, Inc., by calling 1-866-540-7095 or by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Broadridge will promptly deliver the requested materials. Beneficial owners (street name shareholders) sharing an address who are receiving multiple copies of the proxy materials, and other shareholder communications and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such materials be mailed to all shareholders at the shared address in the future. However, please note that if you want to receive a paper proxy card or other proxy materials for purposes of this year’s meeting, you should follow the instructions included in the information that was sent to you.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	75

HOW CAN I RECEIVE A COPY OF THE COMPANY’S 2024 ANNUAL REPORT ON FORM 10-K?
A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered or made available upon the written request of such person addressed to 730 Town & Country Blvd., Suite 500, Houston, Texas 77024, Attn: Corporate Secretary.
HOW DO I SUBMIT PROPOSALS AND NOMINATIONS FOR THE 2026 ANNUAL MEETING?
Pursuant to the various rules promulgated by the SEC, shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Corporate Secretary no later than December 5, 2025 and meet the requirements of Rule 14a-8 of the Exchange Act.
As more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business (other than through Rule 14a-8) to be properly brought before our Annual Meeting of Shareholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record at the time of giving notice provided for in our Bylaws, is entitled to vote at the meeting, and who complies with the notice procedures set forth in our Bylaws. Subject to the exception described below, a shareholder making a nomination for election to our Board or a proposal of business for the 2026 Annual Meeting must deliver proper notice to our Corporate Secretary at the principal executive offices of the Company no earlier than the close of business 120 days, and no later than the close of business 90 days, prior to the anniversary date of the 2025 Annual Meeting. In other words, for a shareholder nomination for election to our Board or a proposal of business to be considered at the 2025 Annual Meeting (other than through Rule 14a-8), it should be properly submitted to our Corporate Secretary at the principal executive offices of the Company no earlier than the close of business January 13, 2026 and no later than the close of business February 12, 2026. However, in the event that the date of an Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s Annual Meeting, the shareholder notice must be delivered not earlier than 120 days prior to such Annual Meeting and not later than 90 days prior to such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company.
If we increase the number of directors to be elected at an Annual Meeting and do not make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least 80 days prior to the first anniversary of the preceding year’s Annual Meeting, a shareholder’s notice regarding the nominees for the new positions created by the increase will be considered timely if it is delivered to our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the public announcement is first made.
For each individual that a shareholder proposes to nominate as a director or propose other business (other than through Rule 14a-8) at the 2026 Annual Meeting, the shareholder’s written notice to our Corporate Secretary must include the information required by and meet the detailed requirements set forth in our Bylaws. From time to time, the GCR Committee may request additional information from the nominee or the shareholder.
Any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of our Bylaws. Thus, if a shareholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of our Bylaws for the 2026 Annual Meeting, then such shareholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the Corporate Secretary between January 13, 2026, and February 12, 2026; provided, however, that if (a) next year’s annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s Annual Meeting, the shareholder notice must be delivered not earlier than 120 days prior to such Annual Meeting and not later than 90 days prior to such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company; or (b) next year’s annual meeting is called for a date that is more than 30 days but less than 60 days after the first anniversary date of the preceding year’s Annual Meeting, the shareholder notice must be delivered no later than the close of business on the later of 60 days prior to the date of the 2026 Annual Meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

76	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

HOW DO I CONTACT THE CORPORATE SECRETARY’S OFFICE?
Shareholders may contact Group 1’s Corporate Secretary’s Office by writing a letter to:
c/o Group 1 Automotive, Inc.
730 Town & Country Blvd., Suite 500
Houston, Texas 77024
Attn: Corporate Secretary
FORWARD-LOOKING STATEMENTS
This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding the business or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Group 1 undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Group 1’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Group 1’s Annual Report on Form 10-K for the year ended December 31, 2024, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.
CORPORATE GOVERNANCE INFORMATION AND HOW TO CONTACT THE BOARD
Our key governance documents, including our Corporate Governance Guidelines and committee charters, are available on the Corporate Governance section of our website at www.group1auto.com and shareholders may obtain a printed copy, free of charge, by sending a written request to the Corporate Secretary.
Our Board welcomes communications from our shareholders and other interested parties. Shareholders and any other interested parties may send communications to our Board, to any committee of our Board, to the independent Board Chair (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:
c/o Group 1 Automotive, Inc.
730 Town & Country Blvd., Suite 500
Houston, Texas 77024
Attn: Chair of the Board
Any appropriate correspondence addressed to our Board, to any committee of our Board, to the independent Board Chair, or to any one of the directors in care of our offices will be forwarded to the addressee or addressees.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	77

TRANSACTIONS WITH RELATED PERSONS
We review all relationships and transactions in which we and our directors and NEOs or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Chief Legal Counsel’s office is primarily responsible for the development and implementation of written procedures and controls to obtain information from the directors and NEOs with respect to related person transactions and for subsequently determining, based on the facts and circumstances disclosed to them, whether we or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be directly or indirectly material to us or a related person are disclosed as required in documents, including our proxy statement, filed with the SEC.
We have multiple processes for reporting conflicts of interests and related person transactions. Under the Code of Conduct, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors and all related person transactions involving our regional or market executives must be communicated in writing as part of their quarterly representation letter. This information is then reviewed by our Internal Audit Department, Chief Legal Counsel, Audit Committee, our Board or our independent registered public accounting firm, as deemed necessary, and discussed with management. As part of this review, the following factors are generally considered:
•the nature of the related person’s interest in the transaction;
•the material terms of the transaction, including, without limitation, the amount and type of transaction;
•the importance of the transaction to the related person;
•the importance of the transaction to a third party;
•the importance of the transaction to us;
•whether the transaction would impair the judgment of a director, NEO or employee to act in the best interest of our Company;
•whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and
•any other matters deemed appropriate with respect to the particular transaction.
Ultimately, all such transactions must be approved or ratified by our Board. Any member of our Board who is a related person with respect to a transaction is recused from the review of the transaction.
In addition, our legal staff annually distributes a questionnaire to our NEOs and members of our Board requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct. At the completion of the annual audit, our Audit Committee and the independent registered public accounting firm review with management, insider and related person transactions and potential conflicts of interest. In addition, our internal audit function has processes in place, under its written procedure policies, to identify related person transactions and potential conflicts of interest and report them to senior management and the Audit Committee.
During 2024 we were not, and we are not currently, a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000, in which any of our directors, executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, except as described in the compensation arrangements (including with respect to equity compensation) described in “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.”
DELINQUENT SECTION 16(A) REPORTS
Our executive officers, directors and any person who owns more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, all filing requirements were met, except for the late filing of (1) three Form 4s reporting four transactions for Mr. Kenningham; (2) two Form 4s reporting three transactions for Mr. McHenry, (3) two Form 4s reporting three transactions for Mr. DeLongchamps and (4) one Form 4 reporting one transaction for Edward McKissic.

78	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Appendix A:

RECONCILIATION OF GAAP MEASURES TO CORRESPONDING NON-GAAP MEASURES

In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or “core,” business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snow storms. Because these non-core charges and gains materially affect the Company’s financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income from continuing operations, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	79

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2024
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non- GAAP adjusted
SG&A expenses	$2,179.2	$(9.4)	$56.3	$(1.0)	$—	$(21.0)	$(3.6)	$—	$2,200.5
Depreciation and amortization expense	$113.1	$—	$—	$—	$—	$—	$—	$(7.3)	$105.8
Asset impairments	$33.0	$—	$—	$—	$—	$—	$—	$(33.0)	$—
Restructuring charges	$16.7	$—	$—	$—	$(16.7)	$—	$—	$—	$—
Income (loss) from operations	$909.1	$9.4	$(56.3)	$1.0	$16.7	$21.0	$3.6	$40.3	$944.8

Income (loss) before income taxes	$658.5	$9.4	$(56.3)	$1.0	$16.7	$21.0	$3.6	$40.3	$694.2
Less: Provision (benefit) for income taxes	161.5	2.2	(16.4)	0.2	4.2	1.3	0.9	9.7	163.5
Net income (loss) from continuing operations	497.0	7.1	(39.9)	0.7	12.5	19.8	2.8	30.6	530.6
Less: Earnings (loss) allocated to participating securities	10.4	0.1	(0.8)	—	0.3	0.4	0.1	0.6	11.1
Net income (loss) from continuing operations available to diluted common shares	$486.5	$7.0	$(39.0)	$0.7	$12.2	$19.4	$2.7	$30.0	$519.5

Diluted earnings (loss) per common share from continuing operations	$36.72	$0.53	$(2.94)	$0.05	$0.92	$1.46	$0.20	$2.26	$39.21

Effective tax rate	24.5%								23.6%

SG&A as % gross profit(1)	67.2%								67.9%
Operating margin(2)	4.6%								4.7%
Pretax margin(3)	3.3%								3.5%

Same Store SG&A expenses	$1,960.4	$(9.4)	$—	$(1.0)	$—	$(21.0)	$(3.6)	$—	$1,925.4
Same Store SG&A as % gross profit(1)	68.1%								66.9%

Same Store income from operations	$796.4	$9.4	$—	$1.0	$—	$21.0	$3.6	$40.3	$871.7
Same Store operating margin(2)	4.5%								4.9%

80	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.2	$—	$1.2
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$1.2	$—	$1.2

Net income	$498.1	$33.7	$531.8
Less: Earnings allocated to participating securities	10.5	0.7	11.2
Net income available to diluted common shares	$487.7	$33.0	$520.6

Diluted earnings per common share from discontinued operations	$0.09	$—	$0.09
Diluted earnings per common share from continuing operations	36.72	2.49	39.21
Diluted earnings per common share	$36.81	$2.49	$39.29
(1)Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2)Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3)Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	81

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2023
	U.S. GAAP	Non-cash gain on interest rate swaps	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non- GAAP adjusted
SG&A expenses	$1,926.8	$—	$(3.4)	$22.0	$(0.9)	$(6.1)	$—	$1,938.4
Depreciation and amortization expense	$92.0	$—	$—	$—	$—	$—	$(1.2)	$90.8
Asset impairments	$32.9	$—	$—	$—	$—	$—	$(32.9)	$—
Income (loss) from operations	$968.6	$—	$3.4	$(22.0)	$0.9	$6.1	$34.0	$991.1
Other interest expense, net	$99.8	$4.0	$—	$—	$—	$—	$—	$103.8

Income (loss) before income taxes	$800.2	$(4.0)	$3.4	$(21.9)	$0.9	$6.1	$34.0	$818.7
Less: Provision (benefit) for income taxes	198.2	(0.9)	0.8	(12.8)	0.2	1.5	8.4	195.4
Net income (loss) from continuing operations	602.0	(3.1)	2.6	(9.1)	0.7	4.6	25.6	623.3
Less: Earnings (loss) allocated to participating securities	14.8	(0.1)	0.1	(0.2)	—	0.1	0.6	15.3
Net income (loss) from continuing operations available to diluted common shares	$587.2	$(3.0)	$2.5	$(8.9)	$0.7	$4.5	$25.0	$608.0

Diluted earnings (loss) per common share from continuing operations	$42.75	$(0.22)	$0.18	$(0.65)	$0.05	$0.33	$1.82	$44.27

Effective tax rate	24.8%							23.9%

SG&A as % gross profit(1)	63.8%							64.2%
Operating margin(2)	5.4%							5.5%
Pretax margin(3)	4.5%							4.6%

Same Store SG&A expenses	$1,873.6	$—	$(3.4)	$—	$(0.9)	$(6.1)	$—	$1,863.1
Same Store SG&A as % gross profit(1)	64.2%							63.8%

Same Store income from operations	$925.6	$—	$3.4	$—	$0.9	$6.1	$34.0	$970.1
Same Store operating margin(2)	5.4%							5.6%

82	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net loss from discontinued operations	$(0.4)	$—	$(0.4)
Less: Loss allocated to participating securities	—	—	—
Net loss from discontinued operations available to diluted common shares	$(0.4)	$—	$(0.4)

Net income	$601.6	$21.3	$622.9
Less: Earnings allocated to participating securities	14.8	0.5	15.3
Net income available to diluted common shares	$586.9	$20.8	$607.6

Diluted loss per common share from discontinued operations	$(0.03)	$—	$(0.03)
Diluted earnings per common share from continuing operations	42.75	1.51	44.27
Diluted earnings per common share	$42.73	$1.51	$44.24
(1)Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2)Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense and asset impairment charges.
(3)Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and a non-cash gain on interest rate swaps.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	83

The following table reconciles cash flows on a U.S. GAAP basis to the corresponding adjusted amounts (in millions):

	Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities:	$586.3	$190.2
Change in Floorplan notes payable — credit facility and other, excluding floorplan offset and net acquisitions and dispositions	133.3	504.6
Change in Floorplan notes payable — manufacturer affiliates associated with net acquisitions and dispositions and floorplan offset activity	(36.6)	25.2
Adjusted net cash provided by operating activities	$683.0	$720.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities:	$(1,282.6)	$(366.1)
Change in cash paid for acquisitions, associated with Floorplan notes payable	50.3	66.3
Change in proceeds from disposition of franchises, property and equipment, associated with Floorplan notes payable	(31.9)	(48.8)
Adjusted net cash used in investing activities	$(1,264.2)	$(348.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities:	$681.1	$185.2
Change in Floorplan notes payable, excluding floorplan offset	(115.2)	(547.3)
Adjusted net cash provided by (used in) financing activities	$565.9	$(362.1)
2024 Non-GAAP Free Cash Flow

	Years Ended December 31,
	2024	2023
Adjusted net cash provided by operating activities	$683.0	$720.0
Non-discretionary capital expenditures(1)	(178.9)	(139.2)
Adjusted free cash flow	$504.1	$580.8
(1)This amount excludes purchases of real estate associated with existing dealership operations, as these are considered discretionary.

84	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

Appendix B:

The proposed amendment to the Certificate of Incorporation contemplated by Proposal Four is indicated with deletions by strike-out text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation and the amendments thereto were filed as exhibits to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2023.
The proposed Charter Supermajority Amendment changes to Articles FIFTH and SEVENTH are set forth below:
FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
I. Directors
Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Series Resolution, to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then serving on the Board of Directors (including for this purpose in such total any vacancies), but in no event shall the number of directors be fixed at less than three. Election of directors need not be by written ballot unless the Bylaws so provide.
The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Series Resolution, elected at any annual meeting of stockholders shall be elected for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.
Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Series Resolution, to elect directors under specific circumstances, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT	85

APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY REQUIREMENTS
II. Power to Amend Bylaws
The Bylaws may be altered or repealed and any new Bylaws may be adopted (a) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class~~, provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Section 1, 3 or 4 of Article III of the Bylaws by the stockholders shall require the affirmative vote of at least 80% of the stock issued and outstanding and entitled to vote thereat, voting together as a single class,~~ or (b) by the affirmative vote of a majority of the members present at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, without any action on the part of the stockholders.
III. Stockholders’ Action - Only by Meeting; Special Meetings
Any action required or permitted to be taken by the stockholders of the Corporation after the date of the closing of the first public offering of Common Stock of the Corporation registered under the Securities Act of 1933, as amended must be taken at an annual or special meeting of such stockholders and may not be taken by any consent in writing of such stockholders. Special meetings of the stockholders after the date set forth in the immediately preceding sentence for any purpose or purposes shall be called only upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board, the President, or the Secretary, signed by a majority of the directors, or by resolution of the Board of Directors.
SEVENTH: The Corporation reserves the right to amend, change, or repeal any provision contained in the Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power. ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal Article Fifth or adopt any provision inconsistent therewith or to amend or repeal this Article Seventh or adopt any provision inconsistent herewith.~~

86	GROUP 1 AUTOMOTIVE 2025 PROXY STATEMENT

INTEGRITY We conduct ourselves with the highest level of ethics, both personally and professionally, when we sell to and perform services for our customers, and we never compromise our honesty.	TRANSPARENCY We promote open and honest communication between each other and with our customers.

RESPECT We treat everyone, customers, colleagues and other stakeholders alike, with dignity and equality.

TEAMWORK We put the interests of the group first, before our individual interests, as we know that success only comes when we work together.	PROFESSIONALISM We set our standards high, so that we can exceed expectations and strive for perfection in everything we do.
730 Town & Country Blvd., Suite 500, Houston, Texas 77024

730 Town & Country Blvd., Suite 500, Houston, Texas 77024

GROUP 1 AUTOMOTIVE®

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GPI2025**
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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors.

Nominees	For	Against	Abstain
1a. Carin M. Barth	☐	☐	☐
1b. Daryl A. Kenningham	☐	☐	☐
1c. Steven C. Mizell	☐	☐	☐
1d. Lincoln Pereira Filho	☐	☐	☐
1e. Stephen D. Quinn	☐	☐	☐
1f. Steven P. Stanbrook	☐	☐	☐
1g. Charles L. Szews	☐	☐	☐
1h. Anne Taylor	☐	☐	☐
1i. MaryAnn Wright	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐
3. Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2025.	☐	☐	☐
4. Approve an Amendment to the Certificate of Incorporation to Eliminate Supermajority Requirements to Amend the Certificate of Incorporation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
5. Shareholder Proposal: Simple Majority Vote.	☐	☐	☐

NOTE: In their discretion, such attorney-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000659446_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

---

GROUP 1 AUTOMOTIVE, INC.
ANNUAL MEETING OF SHAREHOLDERS - MAY 13, 2025
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints Daryl A. Kenningham and Daniel J. McHenry, and each of them, as proxies with full power of substitution, to represent and to vote all shares of common stock of Group 1 Automotive, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on May 13, 2025 at 9:00 a.m., Central Daylight Saving Time, virtually at www.virtualshareholdermeeting.com/GPI2025, and at any adjournment or postponement thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4 and AGAINST proposal 5. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2025 Annual Meeting of Shareholders or at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

0000659446_2 R1.0.0.2

Continued and to be signed on reverse side